Exhibit 4.3

AMENDED AND RESTATED

SENIOR-JUNIOR LIEN INTERCREDITOR AGREEMENT

dated as of

February 4, 2022

among

CHS/COMMUNITY HEALTH SYSTEMS, INC.,

as Borrower,

COMMUNITY HEALTH SYSTEMS, INC.,

as Holdings,

the Subsidiaries of the Borrower

from time to time party hereto,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Initial Senior-Priority Collateral Agent,

REGIONS BANK,

as Initial Junior-Priority Collateral Agent

and

each Additional Agent from time to time party hereto

i

Section 7. Reliance; Waivers, etc.

7.1	Reliance	33
7.2	No Warranties or Liability	33
7.3	No Waiver of Lien Priorities	33
7.4	Obligations Unconditional	35

Section 8. Miscellaneous

8.1	Conflicts	36
8.2	Continuing Nature of this Agreement; Severability	36
8.3	When Discharge of Debt Deemed to Not Have Occurred	36
8.4	Legends on Junior-Priority Documents	37
8.5	Amendments; Waivers	38
8.6	Subrogation	38
8.7	Security Documents	39
8.8	Notices	39
8.9	No Waiver by Senior-Priority Secured Parties	40
8.10	Further Assurances	40

Section 9. Representations and Warranties

9.1	Representations and Warranties of Each Party	40
9.2	Consent to Jurisdiction; Waiver of Jury Trial	41
9.3	Governing Law	41
9.4	Binding on Successors and Assigns	41
9.5	Specific Performance	41
9.6	Section Titles; Time Periods	41
9.7	Counterparts	42
9.8	Parties in Interest	42
9.9	Provisions Solely to Define Relative Rights	42
9.10	Initial Senior-Priority Collateral Agent and Initial Junior-Priority Collateral Agent	42
9.11	Application of Proceeds	43
9.12	Additional Grantors	43

EXHIBITS:

Exhibit A	Form of Intercreditor Agreement Joinder

ii

AMENDED AND RESTATED SENIOR-JUNIOR LIEN INTERCREDITOR AGREEMENT

AMENDED AND RESTATED SENIOR-JUNIOR LIEN INTERCREDITOR AGREEMENT, dated as of February 4, 2022, among CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, in its capacity as collateral agent for the Senior-Priority Secured Parties (as defined below) (in such capacity, the “Initial Senior-Priority Collateral Agent”, as hereinafter further defined), REGIONS BANK, in its capacity as collateral agent for the Junior-Priority Secured Parties (as defined below) (in such capacity, the “Initial Junior-Priority Collateral Agent”, as hereinafter further defined), CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Borrower”, as hereinafter further defined), COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (“Holdings”, as hereinafter further defined), the Subsidiaries of the Borrower from time to time party hereto and each Additional Agent (as defined below) from time to time party hereto as Agent (as defined below) for the Additional Holders (as defined below).

W I T N E S S E T H:

WHEREAS, the Initial Senior-Priority Collateral Agent, the Initial Junior-Priority Collateral Agent, each Additional Agent from time to time party thereto, the Borrower, Holdings and the Subsidiaries of the Borrower from time to time party thereto entered into that certain Senior-Junior Lien Intercreditor Agreement, dated as of June 22, 2018 (the “Existing Senior-Junior Intercreditor Agreement”);

WHEREAS, that certain Fourth Amended and Restated Credit Agreement, dated as of March 23, 2018, among Holdings, the Borrower, the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent, was terminated and discharged on November 19, 2019;

WHEREAS, pursuant to the 2025 Secured Notes Indenture (as defined below), among the Borrower, Holdings, the Subsidiaries of the Borrower party thereto, the 2025 Secured Notes Trustee (as defined below) and the Initial 2025 Secured Notes Agent (as defined below), the Borrower issued the 2025 Secured Notes (as defined below);

WHEREAS, pursuant to the 2026 Secured Notes Indenture (as defined below), among the Borrower, Holdings, the Subsidiaries of the Borrower party thereto, the 2026 Secured Notes Trustee (as defined below) and the Initial 2026 Secured Notes Agent (as defined below), the Borrower issued the 2026 Secured Notes (as defined below);

WHEREAS, pursuant to the March 2027 Secured Notes Indenture (as defined below), among the Borrower, Holdings, the Subsidiaries of the Borrower party thereto, the March 2027 Secured Notes Trustee (as defined below) and the Initial March 2027 Secured Notes Agent (as defined below), the Borrower issued the March 2027 Secured Notes (as defined below);

WHEREAS, pursuant to the December 2027 Secured Notes Indenture (as defined below), among the Borrower, Holdings, the Subsidiaries of the Borrower party thereto, the December 2027 Secured Notes Trustee (as defined below) and the Initial December 2027 Secured Notes Agent (as defined below), the Borrower issued the December 2027 Secured Notes (as defined below);

WHEREAS, pursuant to the 2029 Senior-Priority Secured Notes Indenture (as defined below), among the Borrower, Holdings, the Subsidiaries of the Borrower party thereto, the 2029 Senior-Priority Secured Notes Trustee (as defined below) and the Initial 2029 Senior-Priority Secured Notes Agent (as defined below), the Borrower issued the 2029 Senior-Priority Secured Notes (as defined below);

WHEREAS, pursuant to the 2030 Senior-Priority Secured Notes Indenture (as defined below), among the Borrower, Holdings, the Subsidiaries of the Borrower party thereto, the 2030 Senior-Priority Secured Notes Trustee (as defined below) and the Initial 2030 Senior-Priority Secured Notes Agent (as defined below), the Borrower issued the 2030 Senior-Priority Secured Notes (as defined below);

WHEREAS, pursuant to the 2031 Secured Notes Indenture (as defined below), among the Borrower, Holdings, the Subsidiaries of the Borrower party thereto, the 2031 Secured Notes Trustee (as defined below) and the Initial 2031 Secured Notes Agent (as defined below), the Borrower issued the 2031 Secured Notes (as defined below);

WHEREAS, pursuant to the 2029 Junior-Priority Secured Notes Indenture (as defined below), among the Borrower, Holdings, the Subsidiaries of the Borrower party thereto, the 2029 Junior-Priority Secured Notes Trustee (as defined below) and the Junior-Priority Collateral Agent (as defined below), the Borrower issued the 2029 Junior-Priority Secured Notes (as defined below);

WHEREAS, pursuant to the 2030 Junior-Priority Secured Notes Indenture (as defined below), among the Borrower, Holdings, the Subsidiaries of the Borrower party thereto, the 2030 Junior-Priority Secured Notes Trustee (as defined below) and the Junior-Priority Collateral Agent (as defined below), the Borrower issued the 2030 Junior-Priority Secured Notes (as defined below);

WHEREAS, the Senior-Priority Debt (as defined below) is secured pursuant to the Senior-Priority Documents (as defined below) by Liens (as defined below) on the Collateral and the Junior-Priority Debt (as defined below) is secured pursuant to the Junior-Priority Documents (as defined below) by Liens on the Collateral;

WHEREAS, the relative priorities of the Liens in respect of the Collateral as set forth herein are solely to define the relative rights of the Senior-Priority Secured Parties and the Junior-Priority Secured Parties, as between and among themselves, and with respect to the ABL Priority Collateral (as defined below) are subject in all respects to the relative priorities set forth in the ABL Intercreditor Agreement (as defined below);

WHEREAS, the Senior-Priority Holders and the Junior-Priority Holders have authorized and directed the Initial Senior-Priority Collateral Agent and the Initial Junior-Priority Collateral Agent, respectively, to enter into this Agreement pursuant to which the parties hereto confirm that (a) the Senior-Priority Debt is secured on a first priority basis by Liens on the Collateral (other than the ABL Priority Collateral) and on a second priority basis by Liens on the ABL Priority Collateral and (b) the Junior-Priority Debt is secured on a second priority basis by Liens on the Collateral (other than the ABL Priority Collateral) and on a third priority basis by Liens on the ABL Priority Collateral, and to provide for the orderly sharing among them, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof and to address related matters; and

WHEREAS, the parties hereto desire to amend and restate the Existing Senior-Junior Intercreditor Agreement in the form hereof;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend and restate the Existing Senior-Junior Intercreditor Agreement in its entirety as follows:

Section 1. Definitions; Interpretation.

1.1 Definitions. As used in this Agreement, the following terms have the meanings specified below:

“2025 Secured Notes” shall mean the 6.625% Senior Secured Notes due 2025 issued by the Borrower pursuant to the 2025 Secured Notes Indenture in the original aggregate principal amount of $1,462,000,000.

“2025 Secured Notes Agent” shall mean the Initial 2025 Secured Notes Agent and, if applicable after the Restatement Effective Date, any replacement or successor agent or any Additional Agent, in its capacity as agent, trustee or other representative (if any) for any Additional Holders under the 2025 Secured Notes Indenture and any other applicable Additional Senior-Priority Documents.

“2025 Secured Notes Indenture” shall mean the Indenture, dated as of February 6, 2020, by and among the 2025 Secured Notes Trustee, the Initial 2025 Secured Notes Agent, the Borrower and the other Subsidiaries of the Borrower party thereto, as it may be amended or supplemented from time to time.

“2025 Secured Notes Trustee” shall mean Regions Bank, as trustee under the 2025 Secured Notes Indenture and its successors and assigns.

“2026 Secured Notes” shall mean the 8.000% Senior Secured Notes due 2026 issued by the Borrower pursuant to the 2026 Secured Notes Indenture in an aggregate principal amount of $2,100,809,000 (inclusive of the 2026 Secured Notes issued on November 9, 2019).

“2026 Secured Notes Agent” shall mean the Initial 2026 Secured Notes Agent and, if applicable after the Restatement Effective Date, any replacement or successor agent or any Additional Agent, in its capacity as agent, trustee or other representative (if any) for any Additional Holders under the 2026 Secured Notes Indenture and any other applicable Additional Senior-Priority Documents.

“2026 Secured Notes Indenture” shall mean the Indenture, dated as of March 6, 2019 (as supplemented by the First Supplemental Indenture dated as of November 19, 2019, relating thereto), by and among the 2026 Secured Notes Trustee, the Initial 2026 Secured Notes Agent, the Borrower and the other Subsidiaries of the Borrower party thereto, as it may be amended or supplemented from time to time.

“2026 Secured Notes Trustee” shall mean Regions Bank, as trustee under the 2026 Secured Notes Indenture and its successors and assigns.

“2029 Junior-Priority Secured Notes” shall mean the 6.875% Junior-Priority Secured Notes due 2029 issued by the Borrower pursuant to the 2029 Junior-Priority Secured Notes Indenture in the original aggregate principal amount of $1,775,000,000.

“2029 Junior-Priority Secured Notes Indenture” shall mean the Indenture, dated as of February 2, 2021, by and among the Borrower, Holdings, the Subsidiaries of the Borrower party thereto, the 2029 Junior-Priority Secured Notes Trustee and Regions Bank, in its capacity as Initial Junior-Priority Collateral Agent, with respect to the 2029 Junior-Priority Secured Notes, as it may be amended or supplemented from time to time.

“2029 Junior-Priority Secured Notes Trustee” shall mean Regions Bank, as trustee under the 2029 Junior-Priority Secured Notes Indenture.

“2029 Senior-Priority Secured Notes” shall mean the 6.000% Senior Secured Notes due 2029 issued by the Borrower pursuant to the 2029 Senior-Priority Secured Notes Indenture in the original aggregate principal amount of $900,000,000.

“2029 Senior-Priority Secured Notes Agent” shall mean the Initial 2029 Senior-Priority Secured Notes Agent and, if applicable after the Restatement Effective Date, any replacement or successor agent or any Additional Agent, in its capacity as agent, trustee or other representative (if any) for any Additional Holders under the 2029 Senior-Priority Secured Notes Indenture and any other applicable Additional Senior-Priority Documents.

“2029 Senior-Priority Secured Notes Indenture” shall mean the Indenture, dated as of December 28, 2020, by and among the 2029 Senior-Priority Secured Notes Trustee, the Initial 2029 Senior-Priority Secured Notes Agent, the Borrower and the other Subsidiaries of the Borrower party thereto, as it may be amended or supplemented from time to time.

“2029 Senior-Priority Secured Notes Trustee” shall mean Regions Bank, as trustee under the 2029 Senior-Priority Secured Notes Indenture and its successors and assigns.

“2030 Junior-Priority Secured Notes” shall mean the 6.125% Junior-Priority Secured Notes due 2030 issued by the Borrower pursuant to the 2030 Junior-Priority Secured Notes Indenture in the original aggregate principal amount of $1,440,000,000.

“2030 Junior-Priority Secured Notes Indenture” shall mean the Indenture, dated as of May 19, 2021, by and among the Borrower, Holdings, the Subsidiaries of the Borrower party thereto, the 2030 Junior-Priority Secured Notes Trustee and Regions Bank, in its capacity as Initial Junior-Priority Collateral Agent, with respect to the 2030 Junior-Priority Secured Notes, as it may be amended or supplemented from time to time.

“2030 Junior-Priority Secured Notes Trustee” shall mean Regions Bank, as trustee under the 2030 Junior-Priority Secured Notes Indenture.

“2030 Senior-Priority Secured Notes” shall mean the 5.250% Senior Secured Notes due 2030 issued by the Borrower pursuant to the 2030 Senior-Priority Secured Notes Indenture in the original aggregate principal amount of $1,535,000,000.

“2030 Senior-Priority Secured Notes Agent” shall mean the Initial 2030 Senior-Priority Secured Notes Agent and, if applicable after the Restatement Effective Date, any replacement or successor agent or any Additional Agent, in its capacity as agent, trustee or other representative (if any) for any Additional Holders under the 2030 Senior-Priority Secured Notes Indenture and any other applicable Additional Senior-Priority Documents.

“2030 Senior-Priority Secured Notes Indenture” shall mean the Indenture, dated as of February 4, 2022, by and among the 2030 Senior-Priority Secured Notes Trustee, the Initial 2030 Senior-Priority Secured Notes Agent, the Borrower and the other Subsidiaries of the Borrower party thereto, as it may be amended or supplemented from time to time.

“2030 Senior-Priority Secured Notes Trustee” shall mean Regions Bank, as trustee under the 2030 Senior-Priority Secured Notes Indenture and its successors and assigns.

“2031 Secured Notes” shall mean the 4.750% Senior Secured Notes due 2031 issued by the Borrower pursuant to the 2031 Secured Notes Indenture in the original aggregate principal amount of $1,095,000,000.

“2031 Secured Notes Agent” shall mean the Initial 2031 Secured Notes Agent and, if applicable after the Restatement Effective Date, any replacement or successor agent or any Additional Agent, in its capacity as agent, trustee or other representative (if any) for any Additional Holders under the 2031 Secured Notes Indenture and any other applicable Additional Senior-Priority Documents.

“2031 Secured Notes Indenture” shall mean the Indenture, dated as of February 9, 2021, by and among the 2031 Secured Notes Trustee, the Initial 2031 Secured Notes Agent, the Borrower and the other Subsidiaries of the Borrower party thereto, as it may be amended or supplemented from time to time.

“2031 Secured Notes Trustee” shall mean Regions Bank, as trustee under the 2031 Secured Notes Indenture and its successors and assigns.

“ABL Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent under the ABL Credit Agreement, and also includes its successors and assigns, including any replacement or successor agent or any additional agent.

“ABL Credit Agreement” shall mean the ABL Credit Agreement, dated as of April 3, 2018, by and among the Borrower, Holdings, the ABL Agent and the lenders from time to time party thereto (as amended, supplemented, modified or restated from time to time).

“ABL Intercreditor Agreement” shall mean the Second Amended and Restated ABL Intercreditor Agreement, dated as of February 4, 2022, by and among the Borrower, Holdings, the other Guarantors from time to time party thereto, the Initial Senior-Priority Collateral Agent, the Initial Junior-Priority Collateral Agent, the ABL Agent, each Additional Agent (as defined therein) from time to time party thereto, the 2025 Secured Notes Trustee, the 2026 Secured Notes Trustee, the March 2027 Secured Notes Trustee, the December 2027 Secured Notes Trustee, the 2029 Senior-Priority Secured Notes Trustee, the 2030 Senior-Priority Secured Notes Trustee, the 2031 Secured Notes Trustee, the 2029 Junior-Priority Secured Notes Trustee and the 2030 Junior-Priority Secured Notes Trustee.

“ABL Priority Collateral” shall have the meaning set forth in the ABL Intercreditor Agreement.

“Additional Agent” shall mean any agent, trustee or other representative (if any) of the Additional Holders in respect of any Additional Debt.

“Additional Debt” shall have the meaning set forth in Section 8.5(b)(i) hereof.

“Additional Holder” shall mean, collectively, any person party to any Additional Senior-Priority Document or any Additional Junior-Priority Document as a lender, noteholder, owner, holder or creditor.

“Additional Junior-Priority Debt” shall mean Additional Debt, the obligations of which are, or are intended to be, secured by Liens on the Collateral that rank equal in priority (without regard to the control of remedies) with the obligations under the Junior-Priority Secured Notes Indentures and the Junior-Priority Secured Notes.

“Additional Junior-Priority Document” shall mean any agreement, document or instrument governing or evidencing any Additional Junior-Priority Debt.

“Additional Senior-Priority Debt” shall mean Additional Debt, the obligations of which are, or are intended to be, secured by Liens on the Collateral that rank equal in priority (without regard to the control of remedies) with the obligations under the 2025 Secured Notes Indenture, the 2025 Secured Notes, the 2026 Secured Notes Indenture, the 2026 Secured Notes, the March 2027 Secured Notes Indenture, the March 2027 Secured Notes, the December 2027 Secured Notes Indenture, the December 2027 Secured Notes, the 2029 Senior-Priority Secured Notes Indenture, the 2029 Senior-Priority Secured Notes, the 2030 Senior-Priority Secured Notes Indenture, the 2030 Senior-Priority Secured Notes, the 2031 Secured Notes Indenture and the 2031 Secured Notes.

“Additional Senior-Priority Document” shall mean any agreement, document or instrument governing or evidencing any Additional Senior-Priority Debt.

“Agents” shall mean, collectively, each Senior-Priority Collateral Agent and each Junior-Priority Collateral Agent, sometimes being referred to herein individually as an “Agent”.

“Agreement” shall mean this Amended and Restated Senior-Junior Lien Intercreditor Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Borrower” shall have the meaning assigned to such term in the preamble to this Agreement and shall include (a) any other Person that at any time after the Restatement Effective Date becomes a borrower or issuer in respect of any Senior-Priority Debt or Junior-Priority Debt and (b) their respective successors and assigns.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day that is a legal holiday under the Laws of the State of New York or on which banking institutions in the State of New York are required or authorized by Law or other governmental action to close.

“Capitalized Lease Obligation” shall mean all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases.

“Collateral” shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by any Grantor in or upon which any Senior-Priority Secured Party (in its capacity as such) or Junior-Priority Secured Party (in its capacity as such) at any time has a Lien, and including all proceeds of such property and interests in property.

“Comparable Junior-Priority Security Document” shall mean, in relation to any Collateral subject to any Senior-Priority Security Document, the Junior-Priority Security Document that creates a security interest in the same Collateral, granted by the same Grantor, as applicable.

“December 2027 Secured Notes” shall mean the 8.000% Senior Secured Notes due 2027 issued by the Borrower pursuant to the December 2027 Secured Notes Indenture in the original aggregate principal amount of $700,000,000.

“December 2027 Secured Notes Agent” shall mean the Initial December 2027 Secured Notes Agent and, if applicable after the Restatement Effective Date, any replacement or successor agent or any Additional Agent, in its capacity as agent, trustee or other representative (if any) for any Additional Holders under the December 2027 Secured Notes Indenture and any other applicable Additional Senior-Priority Documents.

“December 2027 Secured Notes Indenture” shall mean the Indenture, dated as of November 19, 2019, by and among the December 2027 Secured Notes Trustee, the Initial December 2027 Secured Notes Agent, the Borrower and the other Subsidiaries of the Borrower party thereto, as it may be amended or supplemented from time to time.

“December 2027 Secured Notes Trustee” shall mean Regions Bank, as trustee under the December 2027 Secured Notes Indenture and its successors and assigns.

“Designated Junior-Priority Collateral Agent” shall mean (i) the Initial Junior-Priority Collateral Agent, until such time as the Junior-Priority Secured Notes cease to be the only Junior-Priority Debt under this Agreement and (ii) thereafter, the “Applicable Authorized Representative” as defined in the Junior-Priority Equal Priority Intercreditor Agreement in effect at such time.

“Designated Senior-Priority Collateral Agent” shall mean (i) if at any time there is only one Senior-Priority Collateral Agent for the Senior-Priority Debt with respect to which the Discharge of Senior-Priority Debt has not occurred, such Senior-Priority Collateral Agent, and (ii) at any time when clause (i) does not apply, the “Applicable Authorized Representative” as defined in the Senior-Priority Equal Priority Intercreditor Agreement in effect at such time.

“DIP Financing” shall have the meaning set forth in Section 6.2(a) hereof.

“Discharge of Junior-Priority Debt” shall mean, subject to the terms of Section 8.3 hereof, the final payment in full in cash of the Junior-Priority Debt (other than any Junior-Priority Debt consisting of unasserted contingent obligations). Notwithstanding the foregoing, if after receipt of any payment of, or proceeds of Collateral applied to the payment of, the Junior-Priority Debt, any Junior-Priority Collateral Agent or any other Junior-Priority Secured Party is required to surrender or return such payment or proceeds to any person for any reason, then the Junior-Priority Debt intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such Junior-Priority Collateral Agent or other Junior-Priority Secured Party, as the case may be, and no Discharge of Junior-Priority Debt shall be deemed to have occurred.

“Discharge of Senior-Priority Debt” shall mean, subject to the terms of Section 8.3 hereof, the final payment in full in cash of the Senior-Priority Debt (other than any Senior-Priority Debt consisting of unasserted contingent obligations). Notwithstanding the foregoing, if after receipt of any payment of, or proceeds of Collateral applied to the payment of, the Senior-Priority Debt, any Senior-Priority Collateral Agent or any other Senior-Priority Secured Party is required to surrender or return such payment or proceeds to any person for any reason, then the Senior-Priority Debt intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such Senior-Priority Collateral Agent or other Senior-Priority Secured Party, as the case may be, and no Discharge of Senior-Priority Debt shall be deemed to have occurred.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Grantors” shall mean, collectively, the Borrower, the Guarantors and each Subsidiary of the Borrower that shall have created or purported to create a Lien on any of its assets to secure any Senior-Priority Debt or Junior-Priority Debt, together with their respective successors and assigns; sometimes being referred to herein individually as a “Grantor”.

“Guarantors” shall mean, collectively, (a) Holdings, (b) the other Guarantors identified on the signature pages hereto, (c) any other Person that at any time after the Restatement Effective Date becomes a party to a guarantee in favor of any Senior-Priority Secured Parties in respect of any of the Senior-Priority Debt or any Junior-Priority Secured Parties in respect of any of the Junior-Priority Debt and (d) their respective successors and assigns; sometimes being referred to herein individually as a “Guarantor”.

“Indebtedness” shall have the meaning that was set forth in the Fourth Amended and Restated Credit Agreement dated as of March 23, 2018, by and among the Borrower, Holdings, Credit Suisse AG, in its capacity as administrative agent and collateral agent, and lenders from time to time party thereto as in effect on June 22, 2018.

“Initial 2025 Secured Notes Agent” shall mean Credit Suisse AG, in its capacity as collateral agent under the 2025 Secured Notes Indenture and the other applicable Senior-Priority Documents to which it is a party in such capacity, and also includes its successors and assigns, including any replacement or successor agent or any additional agent.

“Initial 2026 Secured Notes Agent” shall mean Credit Suisse AG, in its capacity as collateral agent under the 2026 Secured Notes Indenture and the other applicable Senior-Priority Documents to which it is a party in such capacity, and also includes its successors and assigns, including any replacement or successor agent or any additional agent.

“Initial 2029 Senior-Priority Secured Notes Agent” shall mean Credit Suisse AG, in its capacity as collateral agent under the 2029 Senior-Priority Secured Notes Indenture and the other applicable Senior-Priority Documents to which it is a party in such capacity, and also includes its successors and assigns, including any replacement or successor agent or any additional agent.

“Initial 2030 Senior-Priority Secured Notes Agent” shall mean Credit Suisse AG, in its capacity as collateral agent under the 2030 Senior-Priority Secured Notes Indenture and the other applicable Senior-Priority Documents to which it is a party in such capacity, and also includes its successors and assigns, including any replacement or successor agent or any additional agent.

“Initial 2031 Secured Notes Agent” shall mean Credit Suisse AG, in its capacity as collateral agent under the 2031 Secured Notes Indenture and the other applicable Senior-Priority Documents to which it is a party in such capacity, and also includes its successors and assigns, including any replacement or successor agent or any additional agent.

“Initial December 2027 Secured Notes Agent” shall mean Credit Suisse AG, in its capacity as collateral agent under the December 2027 Secured Notes Indenture and the other applicable Senior-Priority Documents to which it is a party in such capacity, and also includes its successors and assigns, including any replacement or successor agent or any additional agent.

“Initial Junior-Priority Collateral Agent” shall mean Regions Bank, in its capacity as collateral agent under each Junior-Priority Secured Notes Indenture and the other applicable Junior-Priority Documents to which it is a party in such capacity, and also includes its successors and assigns, including any replacement or successor agent or any additional agent.

“Initial March 2027 Secured Notes Agent” shall mean Credit Suisse AG, in its capacity as collateral agent under the March 2027 Secured Notes Indenture and the other applicable Senior-Priority Documents to which it is a party in such capacity, and also includes its successors and assigns, including any replacement or successor agent or any additional agent.

“Initial Senior-Priority Collateral Agent” shall mean Credit Suisse AG, Cayman Islands Branch, in its capacity as the Initial 2025 Secured Notes Agent, the Initial 2026 Secured Notes Agent, the Initial March 2027 Secured Notes Agent, the Initial December 2027 Secured Notes Agent, the Initial 2029 Senior-Priority Secured Notes Agent, the Initial 2030 Senior-Priority Secured Notes Agent and the Initial 2031 Secured Notes Agent, and also includes its successors and assigns, including any replacement or successor agent or any additional agent under the 2025 Secured Notes Indenture, the 2026 Secured Notes Indenture, the March 2027 Secured Notes Indenture, the December 2027 Secured Notes Indenture, the 2029 Senior-Priority Secured Notes Indenture, the 2030 Senior-Priority Secured Notes Indenture or the 2031 Secured Notes Indenture, as applicable.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any or all of its assets or properties, (d) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (e) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Intercreditor Agreement Joinder” shall mean, with respect to any Grantor or any Additional Agent, an instrument substantially in the form of Exhibit A hereto, executed by such Grantor or such Additional Agent and, in the case of any Additional Agent, acknowledged by each applicable Agent in accordance with Section 8.3 hereof.

“Junior-Priority Collateral Agent” shall mean the Initial Junior-Priority Collateral Agent and, if applicable after the Restatement Effective Date, any replacement or successor agent or trustee or any Additional Agent or trustee, in its capacity as agent, trustee or other representative (if any) under any applicable Additional Junior-Priority Documents.

“Junior-Priority Debt” shall mean all obligations, liabilities and Indebtedness of every kind, nature and description owing by any Grantor to any Junior-Priority Secured Party (in its capacity as such), including principal, interest, charges, fees, premiums, indemnities and expenses (including attorney’s fees and expenses), however evidenced, whether as principal, surety, endorser, guarantor or otherwise, evidenced by or arising under any of the Junior-Priority Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Junior-Priority Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding (and including any principal, interest, fees, costs, expenses and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Junior-Priority Documents” shall mean, collectively, the following: (a) the Junior-Priority Secured Notes Indentures, (b) the Junior-Priority Secured Notes, (c) the Junior-Priority Security Agreement and the other Junior-Priority Security Documents, (d) any Additional Junior-Priority Document and (e) all agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other Person to, with or in favor of, any Junior-Priority Secured Party in connection with any of the documents referred to in clauses (a) through (d) above or related to any thereto, as all of the foregoing now exist or may hereafter be Refinanced (in whole or in part).

“Junior-Priority Equal Priority Intercreditor Agreement” shall mean the Junior-Priority Lien Pari Passu Intercreditor Agreement, dated as of June 22, 2018, among the Initial Junior-Priority Collateral Agent, the 2029 Junior-Priority Secured Notes Trustee, the 2030 Junior-Priority Secured Notes Trustee and each Additional Agent for the Additional Holders of Additional Junior-Priority Debt, from time to time party thereto, as amended, supplemented, modified or restated from time to time.

“Junior-Priority Holders” shall mean, collectively, any person party to (or that holds any notes issued under) one or more Junior-Priority Documents as a lender, noteholder, owner, holder or creditor (and, including any other lender, noteholder, owner, holder or creditor or group of lenders, noteholders, owners, holders or creditors that at any time Refinances all or any portion of the Junior-Priority Debt or is otherwise party to (or that holds any notes issued under) one or more Junior-Priority Documents as a lender, noteholder, owner, holder or creditor); sometimes being referred to herein individually as a “Junior-Priority Holder”.

“Junior-Priority Secured Notes” shall mean, collectively, the 2029 Junior-Priority Secured Notes and the 2030 Junior-Priority Secured Notes.

“Junior-Priority Secured Notes Indentures” shall mean, collectively, the 2029 Junior-Priority Secured Notes Indenture and the 2030 Junior-Priority Secured Notes Indenture.

“Junior-Priority Secured Notes Trustees” shall mean, collectively, the 2029 Junior-Priority Secured Notes Trustee and the 2030 Junior-Priority Secured Notes Trustee.

“Junior-Priority Secured Parties” shall mean, collectively, (a) each Junior-Priority Collateral Agent, (b) each Junior-Priority Holder, (c) the Junior-Priority Secured Notes Trustees, (d) each other person to whom any of the Junior-Priority Debt is owed and (e) the successors, replacements and assigns of each of the foregoing; sometimes being referred to herein individually as a “Junior-Priority Secured Party”.

“Junior-Priority Security Agreement” shall mean the “Collateral Agreement” as defined in each Junior-Priority Secured Notes Indenture.

“Junior-Priority Security Documents” shall mean the “Notes Collateral Documents” as defined in each Junior-Priority Secured Notes Indenture and any similar term used in any Additional Junior-Priority Document to describe any Additional Junior-Priority Document that creates and/or perfects or purports to create and/or perfect any Lien on the Collateral for the benefit of the applicable Junior-Priority Secured Parties under such Additional Junior-Priority Documents.

“Law” shall, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, orders, decrees, injunctions or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease Obligation having substantially the same economic effect as any of the foregoing).

“March 2027 Secured Notes” shall mean the 5.625% Senior Secured Notes due 2027 issued by the Borrower pursuant to the March 2027 Secured Notes Indenture in the original aggregate principal amount of $1,900,000,000.

“March 2027 Secured Notes Agent” shall mean the Initial March 2027 Secured Notes Agent and, if applicable after the Restatement Effective Date, any replacement or successor agent or any Additional Agent, in its capacity as agent, trustee or other representative (if any) for any Additional Holders under the March 2027 Secured Notes Indenture and any other applicable Additional Senior-Priority Documents.

“March 2027 Secured Notes Indenture” shall mean the Indenture, dated as of December 28, 2020, by and among the March 2027 Secured Notes Trustee, the Initial March 2027 Secured Notes Agent, the Borrower and the other Subsidiaries of the Borrower party thereto, as it may be amended or supplemented from time to time.

“March 2027 Secured Notes Trustee” shall mean Regions Bank, as trustee under the March 2027 Secured Notes Indenture and its successors and assigns.

“Person” or “person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership or other entity or any government or any agency or instrumentality or political subdivision thereof.

“Pledged or Controlled Collateral” shall have the meaning set forth in Section 5.1(a) hereof.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Recovery” shall have the meaning set forth in Section 6.8 hereof.

“Refinance” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness incurred in exchange for or as a replacement of (including by entering into alternative financing arrangements in respect of such exchange or replacement (in whole or in part), by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, or, after the original instrument giving rise to such Indebtedness has been terminated, by entering into any credit agreement, loan agreement, note purchase agreement, indenture or other agreement), or the net proceeds of which are to be used for the purpose of modifying, extending, refinancing, renewing, replacing, redeeming, repurchasing, defeasing, amending, supplementing, restructuring, repaying, prepaying, retiring, extinguishing or refunding such Refinanced Indebtedness. “Refinanced” and “Refinancing” have correlative meanings.

“Restatement Effective Date” shall mean February 4, 2022.

“Senior-Priority Collateral Agent” shall mean the Initial Senior-Priority Collateral Agent and, if applicable after the Restatement Effective Date, any replacement or successor agent or trustee or any Additional Agent or trustee, in its capacity as agent, trustee or other representative (if any) under any applicable Additional Senior-Priority Documents.

“Senior-Priority Debt” shall mean all obligations, liabilities and Indebtedness of every kind, nature and description owing by any Grantor to any Senior-Priority Secured Party (in its capacity as such), including principal, interest, charges, fees, premiums, indemnities and expenses (including attorney’s fees and expenses), however evidenced, whether as principal, surety, endorser, guarantor or otherwise, evidenced by or arising under any of the Senior-Priority Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Senior-Priority Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding (and including any principal, interest, fees, costs, expenses and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Senior-Priority Documents” shall mean, collectively, (a) the 2025 Secured Notes Indenture, (b) the 2026 Secured Notes Indenture, (c) the March 2027 Secured Notes Indenture, (d) the December 2027 Secured Notes Indenture, (e) the 2029 Senior-Priority Secured Notes Indenture, (f) the 2030 Senior-Priority Secured Notes Indenture, (g) the 2031 Secured Notes Indenture, (h) the 2025 Secured Notes, (i) the 2026 Secured Notes, (j) the March 2027 Secured Notes, (k) the December 2027 Secured Notes, (l) the 2029 Senior-Priority Secured Notes, (m) the 2030 Senior-Priority Secured Notes, (n) the 2031 Secured Notes, (o) the Senior-Priority Security Documents, (p) any Additional Senior-Priority Documents and (q) all other agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other person to, with, or in favor of, any Senior-Priority Secured Party in connection with any of the documents referred to in clauses (a) through (p) above or related to any thereto, as all of the foregoing now exist or may hereafter be Refinanced (in whole or in part).

“Senior-Priority Equal Priority Intercreditor Agreement” shall mean the First Lien Intercreditor Agreement dated as of August 17, 2012, among the 2025 Secured Notes Trustee, the Initial 2025 Secured Notes Agent, the 2026 Secured Notes Trustee, the Initial 2026 Secured Notes Agent, the March 2027 Secured Notes Trustee, the Initial March 2027 Secured Notes Agent, the December 2027 Secured Notes Trustee, the Initial December 2027 Secured Notes Agent, the 2029 Senior-Priority Secured Notes Trustee, the Initial Senior-Priority 2029 Senior-Priority Secured Notes Agent, the 2030 Senior-Priority Secured Notes Trustee, the Initial 2030 Senior-Priority Secured Notes Agent, the 2031 Secured Notes Trustee, the Initial 2031 Secured Notes Agent and other parties from time to time party thereto, as amended, supplemented, modified or restated from time to time.

“Senior-Priority Holders” shall mean, collectively, any person party to (or that holds any notes issued under) one or more Senior-Priority Documents as a lender, noteholder, owner, holder or creditor (and including any other lender, noteholder, owner, holder or creditor or group of lenders, noteholders, owners, holders or creditors that at any time Refinances all or any portion of the Senior-Priority Debt or is otherwise party to (or that holds any notes issued under) one or more Senior-Priority Documents as a lender, noteholder, owner, holder or creditor); sometimes being referred to herein individually as a “Senior-Priority Holder”.

“Senior-Priority Secured Parties” shall mean, collectively, (a) each Senior-Priority Collateral Agent, (b) each Senior-Priority Holder, (c) the 2025 Secured Notes Trustee, the 2026 Secured Notes Trustee, March 2027 Secured Notes Trustee, December 2027 Secured Notes Trustee, the 2029 Senior-Priority Secured Notes Trustee, the 2030 Senior-Priority Secured Notes Trustee and the 2031 Secured Notes Trustee, (d) each other person to whom any of the Senior-Priority Debt is owed and (e) the successors and assigns of each of the foregoing; sometimes being referred to herein individually as a “Senior-Priority Secured Party”.

“Senior-Priority Security Documents” shall mean the “Notes Collateral Documents” as defined in the 2025 Secured Notes Indenture, the 2026 Secured Notes Indenture, the March 2027 Secured Notes Indenture, the December 2027 Secured Notes Indenture, the 2029 Senior-Priority Secured Notes Indenture, the 2030 Senior-Priority Secured Notes Indenture and the 2031 Secured Notes Indenture and any similar term used in any Additional Senior-Priority Document to describe any Additional Senior-Priority Document that creates and/or perfects or purports to create and/or perfect any Lien on the Collateral for the benefit of the applicable Senior-Priority Secured Parties under such Additional Senior-Priority Documents.

“Subsidiary” shall mean any “Subsidiary” of the Borrower as was defined in the Fourth Amended and Restated Credit Agreement dated as of March 23, 2018, by and among the Borrower, Holdings, Credit Suisse AG, in its capacity as administrative agent and collateral agent, and lenders from time to time party thereto as of June 22, 2018.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as from time to time in effect in any applicable jurisdiction.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any of the Senior-Priority Documents, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, and as to the Borrower, any Guarantor or any other Grantor, shall be deemed to include a receiver, trustee or debtor-in-possession on behalf of any of such person or on behalf of any such successor or assign, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) except as otherwise expressly provided, all references herein to Sections shall be construed to refer to Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 2. Lien Priorities.

2.1 Subordination.

(a) Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to any Senior-Priority Collateral Agent or any Senior-Priority Secured Party or any Junior-Priority Collateral Agent or any Junior-Priority Secured Party and notwithstanding any provision of the UCC or any applicable Law or any provisions of the Senior-Priority Documents or the Junior-Priority Documents or any other circumstance whatsoever, each Junior-Priority Collateral Agent, for itself and on behalf of the Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, hereby agrees that: (i) any Lien on the Collateral securing Senior-Priority Debt now or hereafter held by or for the benefit or on behalf of any Senior-Priority Secured Party or any Agent therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Collateral securing the Junior-Priority Debt now or hereafter held by or for the benefit or on behalf of any Junior-Priority Secured Party or any Agent therefor and (ii) any Lien on the Collateral securing any of the Junior-Priority Debt now or hereafter held by or for the benefit or on behalf of any Junior-Priority Secured Party or any Agent therefor shall be junior and subordinate in all respects to all Liens on the Collateral securing any Senior-Priority Debt now or hereafter held by or for the benefit or on behalf of any Senior-Priority Secured Party or any Agent therefor.

(b) All Liens on the Collateral securing any Senior-Priority Debt shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Junior-Priority Debt for all purposes, whether or not such Liens securing any Senior-Priority Debt are subordinated to any Lien securing any other obligation of any Grantor or any other Person.

(c) The parties hereto intend that the Collateral securing the Senior-Priority Debt and the Collateral securing the Junior-Priority Debt be identical; provided, however, that the parties hereto acknowledge that the Collateral securing certain of the Senior-Priority Debt and the Junior-Priority Debt may exclude Equity Interests and other securities of any Subsidiary of the Borrower to the extent required under such applicable Senior-Priority Documents and/or Junior-Priority Documents and necessary for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act of 1933 to file separate financial statements with the SEC (or any other governmental agency) due to the fact that such Subsidiary’s Equity Interests or other securities secure any such Senior-Priority Debt or Junior-Priority Debt.

2.2 Prohibition on Contesting Liens. Each Senior-Priority Collateral Agent, for itself and on behalf of the other Senior-Priority Secured Parties with respect to which such Senior-Priority Collateral Agent is acting as Agent and each Junior-Priority Collateral Agent, for itself and on behalf of the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, agrees that it shall not (and hereby waives any right to) contest, or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or for the benefit or on behalf of any Senior-Priority Secured Party in any Collateral or by or on behalf of any of the Junior-Priority Secured Parties in any Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of any Senior-Priority Secured Party or Junior-Priority Secured Party to enforce this Agreement.

2.3 No New Liens.

(a) So long as the Discharge of Senior-Priority Debt has not occurred, the parties hereto agree that if any Junior-Priority Secured Party shall hold any Lien on any assets of any Grantor securing any Junior-Priority Debt that are not also subject to Liens of each applicable Senior-Priority Collateral Agent under the applicable Senior-Priority Documents (except for any assets that are expressly not required to be subject to a Lien of such Senior-Priority Collateral Agent under the Senior-Priority Documents with respect to which such Senior-Priority Collateral Agent is acting as Agent), such Grantor shall promptly give written notice thereof to each such Senior-Priority Collateral Agent and such Grantor shall grant a Lien thereon to each such Senior-Priority Collateral Agent in a manner and on terms satisfactory to such Senior-Priority Collateral Agent.

(b) So long as any Junior-Priority Debt remains outstanding, the parties hereto agree that if any Senior-Priority Secured Party shall hold any Lien on any assets of any Grantor securing any Senior-Priority Debt that are not also subject to Liens of each Junior-Priority Collateral Agent under the applicable Junior-Priority Documents (except for any assets that are expressly not required to be subject to a Lien of such Junior-Priority Collateral Agent under the Junior-Priority Documents with respect to which such Junior-Priority Collateral Agent is acting as Agent), such Grantor shall promptly give written notice thereof to each such Junior-Priority Collateral Agent and shall grant a Lien thereon to each such Junior-Priority Collateral Agent in a manner and on terms reasonably satisfactory to such Junior-Priority Collateral Agent.

(c) To the extent that the provisions of this Section 2.3 are not complied with for any reason, without limiting any other right or remedy available to the Senior-Priority Collateral Agents or any other Senior-Priority Secured Party, each Junior-Priority Collateral Agent agrees, for itself and on behalf of the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, that any amount received by or distributed to such Junior-Priority Secured Party pursuant to or as a result of any Lien granted in contravention of this Section shall be subject to Section 4 hereof.

2.4 Similar Liens and Agreements.

(a) The parties hereto agree, subject to the other provisions of this Agreement:

(i) to cooperate in order to determine, upon any request by any Senior-Priority Collateral Agent or any Junior-Priority Collateral Agent, the specific items included in the Collateral securing the Senior-Priority Debt and the Collateral securing the Junior-Priority Debt, the steps taken to perfect the Liens thereon, and the identity of the respective parties obligated under the Senior-Priority Documents and the Junior-Priority Documents; and

(ii) to make the forms, documents and agreements creating or evidencing the Collateral securing the Senior-Priority Debt and the Collateral securing the Junior-Priority Debt and the Liens of the Senior-Priority Secured Parties and the Liens of the Junior-Priority Secured Parties materially the same, other than with respect to the senior priority or junior priority lien nature of the Liens created or evidenced thereunder (as applicable), the identity of the parties thereto or secured thereby and other matters contemplated by this Agreement, including the proviso in Section 2.1(c).

Section 3. Enforcement.

3.1 Exercise of Rights and Remedies.

(a) So long as the Discharge of Senior-Priority Debt has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, each Junior-Priority Collateral Agent agrees, for itself and on behalf of the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, that:

(i) it will not (A) contest, protest or object to any foreclosure proceeding or action brought by any Senior-Priority Collateral Agent or any other Senior-Priority Secured Party or any other exercise by any Senior-Priority Collateral Agent or any other Senior-Priority Secured Party of any rights and remedies relating to the Collateral or otherwise or (B) contest, protest or object to the forbearance by any Senior-Priority Secured Party from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to any of the Collateral;

(ii) each Senior-Priority Collateral Agent and the other Senior-Priority Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt), to make determinations regarding the release, disposition or restrictions with respect to the Collateral and commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding) without any consultation with or the consent of any Junior-Priority Collateral Agent or any other Junior-Priority Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against any Grantor, a Junior-Priority Collateral Agent may file a proof of claim or statement of interest with respect to the Junior-Priority Debt with respect to which such Junior-Priority Collateral Agent is acting as Agent, (B) a Junior-Priority Collateral Agent may send such notices of the existence of, or any evidence or confirmation of, the Junior-Priority Debt under the applicable Junior-Priority Documents or the Liens of such Junior-Priority Collateral Agent in the Collateral to any court or governmental agency, or file or record any such notice or evidence to the extent necessary to prove or preserve the Liens of such Junior-Priority Collateral Agent in the Collateral, (C) a Junior-Priority Collateral Agent may file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of any Junior-Priority Secured Party with respect to which such Junior-Priority Collateral Agent is acting as Agent, including any claims secured by the Collateral, or otherwise make any agreements or file any motions pertaining to the applicable Junior-Priority Debt, in each case to the extent not inconsistent with the terms of this Agreement, (D) a Junior-Priority Collateral Agent may commence legal proceedings against a Grantor (but not any of the Collateral); provided, however, that, such legal proceedings could not reasonably be expected to interfere with the rights of any Senior-Priority Collateral Agent or any other Senior-Priority Secured Party in and to the Collateral or any Senior-Priority Debt or the exercise by any Senior-Priority Collateral Agent or any other Senior-Priority Secured Party of such rights and does not involve any contest or challenge to the validity, perfection, priority or enforceability of the Liens of any Senior-Priority Collateral Agent or any other Senior-Priority Secured Party or any other holder of Senior-Priority Debt and in any event no Junior-Priority Collateral Agent may enforce any judgment against any of the Collateral, (E) the Junior-Priority Secured Parties shall be entitled to file any proof of claim and other filings, make any arguments and motions and take any other action in order to preserve or protect their Liens on the Collateral that are, in each case, in accordance with the terms of this Agreement, with respect to the applicable Junior-Priority Debt and the Collateral, (F) the Junior-Priority Secured Parties may exercise rights and remedies that may be exercised by unsecured creditors to the extent provided in Section 3.4 hereof and not otherwise inconsistent with the terms hereof, including, in any Insolvency or Liquidation Proceeding, the right to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy Law (other than initiating or joining in an involuntary case or proceeding under the Bankruptcy Code with respect to a Grantor, except as otherwise requested or expressly consented to in writing by the Designated Senior-Priority Collateral Agent), in each case, in accordance with the terms of this Agreement; provided, however, that any judgment Lien obtained by a Junior-Priority Secured Party as a result of such exercise of rights will be subject to this Agreement (and will have the same priority hereunder as the other Liens of the applicable Junior-Priority Collateral Agent); provided further, however, that until the Discharge of Senior-Priority Debt, if a Junior-Priority Collateral Agent or any other Junior-Priority Secured Party shall, at any time, receive any proceeds of any such judgment Lien, it shall pay such proceeds over to the Senior-Priority Collateral Agent in accordance with the terms of Section 4.2 and (G) in any Insolvency or Liquidation Proceeding, the Junior-Priority Secured Parties shall be entitled to vote on any plan of reorganization, in a manner and to the extent consistent with the provisions hereof; and

(iii) each Senior-Priority Collateral Agent and the other Senior-Priority Secured Parties, in exercising rights and remedies with respect to the Collateral, may enforce the provisions of the Senior-Priority Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion and such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code and of a secured creditor under the Bankruptcy Code or any other Bankruptcy Law, in each case as if no Junior-Priority Debt is then outstanding.

(b) Each Junior-Priority Collateral Agent, for itself and on behalf of the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Collateral, unless and until the Discharge of Senior-Priority Debt has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of Senior-Priority Debt has occurred, except as expressly provided in the provisos in Section 3.1(a)(ii) above, the sole right of the Junior-Priority Collateral Agents and the other Junior-Priority Secured Parties with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Junior-Priority Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior-Priority Debt has occurred.

(c) Each Junior-Priority Collateral Agent, for itself and on behalf of the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, agrees that it will not take any action that would hinder any exercise of remedies undertaken by any Senior-Priority Collateral Agent under the Senior-Priority Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and each Junior-Priority Collateral Agent, for itself and on behalf of the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, hereby waives any and all rights each may have as a junior lien creditor or otherwise to object to the manner or order in which any Senior-Priority Collateral Agent or the other Senior-Priority Secured Parties seek to enforce or collect the Senior-Priority Debt or the Liens granted in any of the Collateral, regardless of whether any action or failure to act by or on behalf of any Senior-Priority Collateral Agent or the other Senior-Priority Secured Parties is or could be adverse to the interests of the Junior-Priority Secured Parties.

(d) Each Junior-Priority Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior-Priority Document shall be deemed to restrict in any way the rights and remedies of the Senior-Priority Collateral Agents or the other Senior-Priority Secured Parties with respect to the Collateral as set forth in this Agreement and the Senior-Priority Documents.

(e) Subject to 3.1(a) hereof, the Designated Senior-Priority Collateral Agent shall have the exclusive right to exercise or enforce any right or remedy with respect to the Collateral and to make determinations regarding the release, disposition or restrictions with respect to the Collateral and commence or seek to commence any action or proceeding with respect to such rights and remedies and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior-Priority Debt, subject to the Junior-Priority Equal Priority Intercreditor Agreement and any other then effective intercreditor agreement, the Designated Junior-Priority Collateral Agent, who may be instructed by the applicable Junior-Priority Secured Parties in accordance with the applicable Junior-Priority Documents, shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Designated Junior-Priority Collateral Agent, who may be instructed by the applicable Junior-Priority Secured Parties in accordance with the applicable Junior-Priority Documents, shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior-Priority Secured Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior-Priority Collateral Agents, or for the taking of any other action authorized by the Junior-Priority Documents; provided, however, that nothing in this Section 3.1(e) shall impair the right of any Junior-Priority Collateral Agent or other agent or trustee acting on behalf of the Junior-Priority Secured Parties to take such actions with respect to the Collateral after the Discharge of Senior-Priority Debt as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Junior-Priority Secured Parties or the Junior-Priority Debt.

3.2 Limitation on Exercise of Remedies by Junior-Priority Secured Parties. Each Junior-Priority Collateral Agent, for itself and on behalf of the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent:

(a) will not, so long as the Discharge of Senior-Priority Debt has not occurred, enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff or notification of account debtors) with respect to any Collateral, other than the rights set forth in Section 3.1(a)(ii);

(b) will not contest, protest or object to any foreclosure action or proceeding brought by any Senior-Priority Collateral Agent or any other Senior-Priority Secured Party, or any other enforcement or exercise by any Senior-Priority Secured Party of any rights or remedies relating to the Collateral under the Senior-Priority Documents or otherwise, so long as the Liens of such Junior-Priority Collateral Agent attach to the proceeds thereof subject to the relative priorities set forth in Section 2.1;

(c) will not object to the forbearance by any Senior-Priority Collateral Agent or the other Senior-Priority Secured Parties from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to any of the Collateral;

(d) will not, so long as the Discharge of Senior-Priority Debt has not occurred, take or receive any Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or remedy (including any right of setoff) with respect to any Collateral or in connection with any insurance policy award or any condemnation award (or deed in lieu of condemnation) relating to any Collateral;

(e) will not take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies under the Senior-Priority Documents, including any sale or other disposition of any Collateral, whether by foreclosure or otherwise;

(f) will not object to the order or manner in which any Senior-Priority Collateral Agent or any other Senior-Priority Secured Party may seek to enforce or collect the Senior-Priority Debt or the Liens of such Senior-Priority Secured Party, regardless of whether any action or failure to act by or on behalf of any Senior-Priority Collateral Agent or any other Senior-Priority Secured Party is, or could be, adverse to the interests of the Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, and will not assert, and hereby waives, to the fullest extent permitted by Law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any other rights a junior secured creditor may have under applicable law with respect to the matters described in this clause (f); and

(g) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any Senior-Priority Debt, any Lien of a Senior-Priority Collateral Agent or any Senior-Priority Security Document, including this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

3.3 Cooperation. Subject to the provisos in Section 3.1(a)(ii), each Junior-Priority Collateral Agent, for itself and on behalf of the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, agrees that, unless and until the Discharge of Senior-Priority Debt has occurred, it will not commence, or join with any Person (other than the Designated Senior-Priority Collateral Agent upon its request) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it under any of the Junior-Priority Documents, or otherwise.

3.4 Rights as Unsecured Creditors. The Junior-Priority Collateral Agents and the other Junior-Priority Secured Parties may exercise rights and remedies as an unsecured creditor against any Grantor in accordance with the terms of the Junior-Priority Documents and applicable Law, but only to the extent that the exercise of any such rights and remedies is not inconsistent with the terms of this Agreement. In the event any Junior-Priority Secured Party, as a result of the exercise of their rights as unsecured creditors are granted or otherwise holds a judgment Lien, such Lien shall be subject to this Agreement (and will have the same priority hereunder as the other Liens of the applicable Junior-Priority Collateral Agent). Nothing in this Agreement shall prohibit the receipt by any Junior-Priority Collateral Agent or any other Junior-Priority Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by such Junior-Priority Collateral Agent or any other Junior-Priority Secured Party with respect to which such Junior-Priority Collateral Agent is acting as Agent of foreclosure rights or other remedies as a secured creditor (including any right of setoff) or enforcement in contravention of this Agreement of any Lien held by any of them or any other act in contravention of this Agreement.

3.5 Release of Junior-Priority Liens.

(a) Effective upon any sale, lease, license, exchange, transfer or other disposition of any Collateral permitted, or expressly consented to in writing by the Senior-Priority Collateral Agents, under the terms of the Senior-Priority Documents to which each such Agent is a party that results in the release of any of such Senior-Priority Collateral Agent’s Liens on any Collateral (excluding any sale or other disposition that is expressly prohibited by the Junior-Priority Documents (as in effect on the Restatement Effective Date) unless such sale or other disposition is consummated in connection with the exercise of such Senior-Priority Collateral Agent’s remedies in respect of Collateral or consummated after the commencement of any Insolvency or Liquidation Proceeding or consummated upon the occurrence or during the existence of an event of default under the Senior-Priority Documents to which such Agent is a party):

(i) the Liens, if any, of each Junior-Priority Collateral Agent, for itself or for the benefit of the Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, on such Collateral shall be automatically, unconditionally and simultaneously released to the same extent as the release of each such Senior-Priority Collateral Agent’s Lien; provided, however, that the proceeds thereof shall be applied pursuant to Section 4.1;

(ii) each Junior-Priority Collateral Agent, for itself or on behalf of the Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, shall promptly upon the written request of any Senior-Priority Collateral Agent execute and deliver such release documents and confirmations of the authorization to file UCC amendments and terminations provided for herein, in each case as the Senior-Priority Collateral Agents may reasonably require in connection with such sale, lease, license, exchange, transfer or other disposition by the Senior-Priority Collateral Agents, the Senior-Priority Collateral Agents’ agents or any Grantor with the prior written consent of the Senior-Priority Collateral Agents to evidence and effectuate such termination and release; provided, however, that any such release or UCC amendment or termination by such Junior-Priority Collateral Agent shall not extend to or otherwise affect any of the rights, if any, of such Junior-Priority Collateral Agent to the proceeds from any such sale, lease, license, exchange, transfer or other disposition of the Collateral;

(iii) each Junior-Priority Collateral Agent, for itself or on behalf of the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, shall be deemed to have authorized the Designated Senior-Priority Collateral Agent to file UCC amendments and terminations covering the Collateral so sold, leased, licensed, exchanged, transferred or otherwise disposed of as to UCC financing statements between any Grantor and such Junior-Priority Collateral Agent or any other Junior-Priority Secured Party with respect to which such Junior-Priority Collateral Agent is acting as Agent to evidence such release and termination; and

(iv) each Junior-Priority Collateral Agent, for itself or on behalf of the Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, shall be deemed to have consented under the Junior-Priority Documents to which such Agent is a party, to such sale, lease, license, exchange, transfer or other disposition to the same extent as the consent of the Senior-Priority Collateral Agents and the other Senior-Priority Secured Parties.

(b) (i) So long as the Discharge of Senior-Priority Debt has not occurred, each Junior-Priority Collateral Agent, for itself and on behalf of the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, hereby constitutes and appoints (which appointment is coupled with an interest and is irrevocable) the Designated Senior-Priority Collateral Agent and any officer or agent of the Designated Senior-Priority Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior-Priority Collateral Agent or such holder or in the Designated Senior-Priority Collateral Agent’s own name, from time to time in the Designated Senior-Priority Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 3.5, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 3.5, including any termination statements, endorsements or other instruments of transfer or release.

(ii) Nothing contained in this Agreement shall be construed to modify the obligation of any Senior-Priority Collateral Agent to act in a manner consistent with applicable Law in the exercise of its rights to sell, lease, license, exchange, transfer or otherwise dispose of any Collateral.

3.6 Insurance and Condemnation Awards.

(a) So long as the Discharge of Senior-Priority Debt has not occurred, the Designated Senior-Priority Collateral Agent and the other Senior-Priority Secured Parties shall have the sole and exclusive right, subject to the rights of Grantors under the Senior-Priority Documents and to the terms of the ABL Intercreditor Agreement, to settle and adjust claims in respect of Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the Collateral. So long as the Discharge of Senior-Priority Debt has not occurred (subject, in the case of any ABL Priority Collateral, to the terms of the ABL Intercreditor Agreement), all proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall (a) first, be paid to the Designated Senior-Priority Collateral Agent for the benefit of the Senior-Priority Secured Parties to the extent required under the applicable Senior-Priority Documents, (b) second, be paid to the Designated Junior-Priority Collateral Agent for the benefit of the Junior-Priority Secured Parties to the extent required under the applicable Junior-Priority Documents and (c) third, if no Junior-Priority Debt is outstanding, be paid to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or as may otherwise be required by applicable Law. Until the Discharge of Senior-Priority Debt, if any Junior-Priority Collateral Agent or any other Junior-Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall pay such proceeds over to the Designated Senior-Priority Collateral Agent in accordance with the terms of Section 4.2.

(b) After the Discharge of Senior-Priority Debt has occurred and so long as the Discharge of Junior-Priority Debt has not occurred, the Designated Junior-Priority Collateral Agent and the other Junior-Priority Secured Parties shall have the sole and exclusive right, subject to the rights of Grantors under the Junior-Priority Documents and to the terms of the ABL Intercreditor Agreement and any other then effective intercreditor agreement, to settle and adjust claims in respect of Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the Collateral. After the Discharge of Senior-Priority Debt has occurred (subject, in the case of any ABL Priority Collateral, to the terms of the ABL Intercreditor Agreement), but so long as the Discharge of Junior-Priority Debt has not occurred, all proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall (a) first, be paid to the Designated Junior-Priority Collateral Agent for the benefit of the Junior-Priority Secured Parties to the extent required under the applicable Junior-Priority Documents and (b) second, if no Junior-Priority Debt is outstanding, be paid to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or as may otherwise be required by applicable Law.

Section 4. Payments.

4.1 Application of Proceeds.

(a) So long as the Discharge of Senior-Priority Debt has not occurred, the Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies shall be applied in the following order of priority (subject, in the case of any ABL Priority Collateral, to the terms of the ABL Intercreditor Agreement):

(i) first, to the Senior-Priority Debt in such order as specified in the relevant Senior-Priority Documents until the Discharge of Senior-Priority Debt has occurred; and

(ii) second, to the Junior-Priority Debt in such order as specified in the relevant Junior-Priority Documents until the Discharge of Junior-Priority Debt has occurred.

(b) Upon the Discharge of Senior-Priority Debt, to the extent permitted under applicable Law and subject to the ABL Intercreditor Agreement and without imposing any liability on the Designated Senior-Priority Collateral Agent or any other Senior-Priority Secured Party (with any right to seek to impose any such liability being hereby expressly waived by each Junior-Priority Collateral Agent on behalf of itself and the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent), the Designated Senior-Priority Collateral Agent shall deliver to the Designated Junior-Priority Collateral Agent, without recourse, representation or warranty, any proceeds of Collateral held by it at such time in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Junior-Priority Collateral Agent to the Junior-Priority Debt in such order as specified in the Junior-Priority Equal Priority Intercreditor Agreement, if applicable, and/or the other Junior-Priority Documents.

(c) The foregoing provisions of this Agreement are intended solely to govern the respective lien priorities as between the Junior-Priority Collateral Agents and the Senior-Priority Collateral Agents and shall not impose on any Senior-Priority Collateral Agent or any other Senior-Priority Secured Party any obligations in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or other governmental authority or any applicable Law.

4.2 Payments Over.

(a) So long as the Discharge of Senior-Priority Debt has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, each Junior-Priority Collateral Agent agrees, for itself and on behalf of the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, that any Collateral or proceeds thereof or payment with respect thereto received by such Junior-Priority Collateral Agent or any other Junior-Priority Secured Party, with respect to the Collateral, and including in connection with any right of set-off, insurance policy claim or any condemnation award (or deed in lieu of condemnation), shall be segregated and held in trust and promptly transferred or paid over to the Designated Senior-Priority Collateral Agent for the benefit of the Senior-Priority Secured Parties in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct; provided, however, that this Section 4.2(a) shall not apply to any required payments of interest and principal received by a Junior-Priority Collateral Agent or any other Junior-Priority Secured Party prior to the commencement of any Insolvency or Liquidation Proceeding so long as such receipt is not the direct or indirect result of the exercise by such Junior-Priority Collateral Agent or any other Junior-Priority Secured Party of foreclosure rights or other remedies as a secured creditor or enforcement in contravention of this Agreement of any Lien held by any of them or any other act in contravention of this Agreement. The Designated Senior-Priority Collateral Agent is hereby authorized to make any such endorsements or assignments as agent for the Junior-Priority Collateral Agents. This authorization is coupled with an interest and is irrevocable.

4.3 Certain Agreements with Respect to Unenforceable Liens. Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then each Junior-Priority Collateral Agent and each Junior-Priority Secured Party agrees that any distribution or recovery it may receive with respect to, or allocable to, the value of the assets intended to constitute such Collateral or any proceeds thereof shall (for so long as the Discharge of Senior-Priority Debt has not occurred) be segregated and held in trust and forthwith paid over to the Designated Senior-Priority Collateral Agent for the benefit of the Senior-Priority Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of such Junior-Priority Collateral Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until such time as the Discharge of Senior-Priority Debt has occurred. Until the Discharge of Senior-Priority Debt occurs, each Junior-Priority Collateral Agent, for itself and on behalf of each other Junior-Priority Secured Party with respect to which such Junior-Priority Collateral Agent is acting as Agent, hereby appoints the Designated Senior-Priority Collateral Agent, and any officer or agent of such Designated Senior-Priority Collateral Agent, with full power of substitution, the attorney-in-fact of each Junior-Priority Secured Party for the limited purpose of carrying out the provisions of this Section 4.3 and taking any action and executing any instrument that such Designated Senior-Priority Collateral Agent may deem necessary or advisable to accomplish the purposes of this Section 4.3, which appointment is coupled with an interest and is irrevocable.

Section 5. Bailee for Perfection.

5.1 Each Agent as Bailee.

(a) Each Senior-Priority Collateral Agent agrees to hold any Collateral that can be perfected by the possession or control of such Collateral (or by notation of such Senior-Priority Collateral Agent’s lien, if any, on any certificate of title, if applicable) or of any deposit or securities account in which such Collateral is held, and if such Collateral or any such deposit or securities account is in fact in the possession or under the control of a Senior-Priority Collateral Agent, or of agents or bailees of such Senior-Priority Collateral Agent (such Collateral being referred to herein as the “Pledged or Controlled Collateral”) as bailee and agent for and on behalf of the Junior-Priority Collateral Agents, solely for the purpose of perfecting the security interest granted to the Junior-Priority Collateral Agents in such Pledged or Controlled Collateral (including, but not limited to, any securities or any deposit accounts or securities accounts, if any) pursuant to the Junior-Priority Documents, subject to the terms and conditions of this Section 5.

(b) So long as the Discharge of Senior-Priority Debt has not occurred, the Senior-Priority Collateral Agents shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of this Agreement and the other Senior-Priority Documents as if the Liens on the Collateral securing the Junior-Priority Debt did not exist. The obligations and responsibilities of the Senior-Priority Collateral Agents to the Junior-Priority Collateral Agents and the other Junior-Priority Secured Parties under this Section 5 shall be limited solely to holding or controlling the Pledged or Controlled Collateral as bailee in accordance with this Section 5. Without limiting the foregoing, the Senior-Priority Collateral Agents shall have no obligation whatsoever to the Junior-Priority Collateral Agents or any other Junior-Priority Secured Party to assure that the Pledged or Controlled Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person, except as expressly set forth in this Section 5. The duty or responsibility of the Senior-Priority Collateral Agents under this Section 5 shall be limited solely to holding the Pledged or Controlled Collateral as bailee and agent for and on behalf of the Junior-Priority Collateral Agents for purposes of perfecting the Liens held by the Junior-Priority Collateral Agents.

(c) The Senior-Priority Collateral Agents shall not have, by reason of the Senior-Priority Documents, the Junior-Priority Documents, this Agreement or any other document, a fiduciary relationship in respect of any other Senior-Priority Secured Party, the Junior-Priority Collateral Agents or any other Junior-Priority Secured Party and shall not have any liability to any other Senior-Priority Secured Party, the Junior-Priority Collateral Agents or any other Junior-Priority Secured Party in connection with its holding the Pledged or Controlled Collateral; and the Junior-Priority Collateral Agents shall not have, by reason of the Junior-Priority Documents, this Agreement or any other document, a fiduciary relationship in respect of any other Junior-Priority Secured Party and shall not have any liability to any other Junior-Priority Secured Party in connection with its holding the Pledged or Controlled Collateral.

(d) The provisions of this Section 5.1 shall be subject in all respects to Section 5.5 (First Priority Agent as Gratuitous Bailee for Perfection) of the ABL Intercreditor Agreement, and in the event of any conflict between the provisions of this Section 5.1 and such Section of the ABL Intercreditor Agreement, the provisions of the ABL Intercreditor Agreement shall govern and control.

5.2 Transfer of Pledged or Controlled Collateral.

(a) Upon the Discharge of Senior-Priority Debt, to the extent permitted under applicable Law, the Senior-Priority Collateral Agents shall, together with any necessary endorsements but without recourse, representation or warranty, transfer the possession and control of the Pledged or Controlled Collateral, if any, then in its possession or control to the Designated Junior-Priority Collateral Agents except in the event and to the extent that (a) any Senior-Priority Collateral Agent or any other Senior-Priority Secured Party has retained or otherwise acquired such Collateral in full or partial satisfaction of any of the Senior-Priority Debt, (b) such Collateral is sold or otherwise disposed of by any Senior-Priority Collateral Agent or any other Senior-Priority Secured Party or by a Grantor as provided in this Agreement or (c) it is otherwise required by any order of any court or other Governmental Authority or applicable Law or would result in the risk of liability of any Senior-Priority Secured Party to any third party. The foregoing provision shall not impose on any Senior-Priority Collateral Agent or any other Senior-Priority Secured Party any obligations which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or other

Governmental Authority or any applicable Law. In connection with any transfer described herein to any Junior-Priority Collateral Agent, as applicable, and upon the Discharge of Senior-Priority Debt (so long as the Discharge of Junior-Priority Debt has not occurred), each Senior-Priority Collateral Agent agrees to take reasonable actions in its power (with all costs and expenses in connection therewith to be paid by the Borrower) as shall be reasonably requested by any Junior-Priority Collateral Agent acting at the direction of the requisite number of Junior-Priority Holders with respect to which such Junior-Priority Collateral Agent is acting as Agent in accordance with the applicable Junior-Priority Documents to permit such Junior-Priority Collateral Agent to obtain, for the benefit of the applicable Junior-Priority Secured Parties, a first priority security interest in the Pledged or Controlled Collateral (subject, in the case of any ABL Priority Collateral, to the terms of the ABL Intercreditor Agreement and subject to other Liens permitted by the Junior-Priority Documents).

Section 6. Insolvency or Liquidation Proceedings.

6.1 General Applicability; Filing of Motions.

(a) This Agreement shall be applicable both before and after the institution of any Insolvency or Liquidation Proceeding involving the Borrower or any other Grantor, including the filing of any petition by or against the Borrower or any other Grantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted or subsequent cases in respect thereof, and all references herein to the Borrower or any Grantor shall be deemed to apply to the trustee for the Borrower or such Grantor and the Borrower or such Grantor as debtor-in-possession. The relative rights of the Senior-Priority Secured Parties and the Junior-Priority Secured Parties in or to any distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the institution of any Insolvency or Liquidation Proceeding involving the Borrower or any other Grantor, including the filing of any petition by or against the Borrower or any other Grantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted cases and subsequent cases, on the same basis as prior to the date of such institution, subject to any court order approving the financing of, or use of cash collateral by, the Borrower or any other Grantor as debtor-in-possession, or any other court order affecting the rights and interests of the parties hereto not in conflict with this Agreement. This Agreement shall constitute a subordination agreement for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency or Liquidation Proceeding in accordance with its terms.

(b) Until the Discharge of Senior-Priority Debt has occurred, each Junior-Priority Collateral Agent agrees on behalf of itself and the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent that no Junior-Priority Secured Party shall, in or in connection with any Insolvency or Liquidation Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Collateral, including with respect to the determination of any Liens or claims held by any Senior-Priority Collateral Agent (including the validity and enforceability thereof) or any other Senior-Priority Secured Party or Junior-Priority Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided, however, that each Junior-Priority Collateral Agent may (i) file a proof of claim in an Insolvency or Liquidation Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Junior-Priority Collateral Agents imposed hereby or (ii) take other actions specified in the provisos to Section 3.1(a)(ii) or otherwise with the prior written consent of the Designated Senior-Priority Collateral Agent, subject to the requisite consent of any bankruptcy court.

6.2 Bankruptcy Financing.

(a) Until the Discharge of Senior-Priority Debt has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Senior-Priority Collateral Agent shall desire to permit the use of “cash collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) which constitutes Collateral securing the Senior-Priority Debt or to permit any Grantor to obtain financing from the Senior-Priority Secured Parties or any other person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then (subject to the terms and conditions set forth in Section 6.4(c) of this Agreement) each Junior-Priority Collateral Agent, on behalf of itself and the Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, agrees that it will raise no objection to such use of cash collateral or DIP Financing (unless the Designated Senior-Priority Collateral Agent or the Senior-Priority Secured Parties for which such Designated Senior-Priority Collateral Agent is acting as Agent shall then oppose or object to such DIP Financing) so long as (i) such cash collateral use or DIP Financing is on commercially reasonable terms and, if required by applicable Law, is approved by the Governmental Authority having jurisdiction over such Insolvency or Liquidation Proceeding and (ii) the DIP Financing does not compel Grantors to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the documents for the DIP Financing, except that such DIP Financing may (A) provide that the plan of reorganization require the Discharge of Senior-Priority Debt and (B) require the Grantors to seek confirmation of a plan acceptable to the Senior-Priority Secured Parties or entities providing the DIP Financing and contain milestones relating to such plan. To the extent that the Liens securing the Senior-Priority Debt are subordinated to or on an equal priority basis with the Liens securing DIP Financing which meets the requirements of clauses (i) and (ii) above, each Junior-Priority Collateral Agent will subordinate (and will be deemed to have subordinated) the Liens securing the respective Junior-Priority Debt in the Collateral to the Liens securing such DIP Financing (and all obligations relating thereto and to any “carve-out” agreed to by the Senior-Priority Collateral Agents or otherwise applicable thereto) and will not request adequate protection or any other relief in connection with its rights as a holder of Liens on the Collateral (except as expressly agreed by the Senior-Priority Collateral Agents or to the extent otherwise permitted by Section 6.4).

6.3 Relief from the Automatic Stay. Each Junior-Priority Collateral Agent, for itself and on behalf of the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, agrees that, so long as the Discharge of Senior-Priority Debt has not occurred, no Junior-Priority Secured Party shall, without the prior written consent of the Designated Senior-Priority Collateral Agent (acting at the written direction of the requisite number of Senior-Priority Holders, as determined in accordance with the applicable Senior-Priority Documents) seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Collateral, any proceeds thereof or any Lien securing any of the Junior-Priority Debt. Notwithstanding anything to the contrary set forth in this Agreement, no Grantor waives or shall be deemed to have waived any rights under Section 362 of the Bankruptcy Code.

6.4 Adequate Protection.

(a) Each Junior-Priority Collateral Agent, on behalf of itself and the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, agrees that none of them shall object to, contest, or support any other Person objecting to or contesting (i) any request by any Senior-Priority Collateral Agent or any of the other Senior-Priority Secured Parties for adequate protection or any adequate protection provided to any Senior-Priority Collateral Agent or other Senior-Priority Secured Parties, (ii) any objection by any Senior-Priority Collateral Agent or any of the other Senior-Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to any Senior-Priority Collateral Agent or any other Senior-Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise (it being understood and agreed that the value of the Liens on the Collateral held by each Senior-Priority Secured Party shall be determined without regard to the existence of any Liens held by the Junior-Priority Secured Parties).

(b) So long as each Senior-Priority Collateral Agent and the Senior-Priority Secured Parties shall have received and shall continue to receive all accrued post-petition interest, fees or expenses with respect to the Senior-Priority Debt, each Junior-Priority Collateral Agent and any Junior-Priority Secured Party with respect to which such Junior-Priority Collateral Agent is acting as Agent may seek any claim for allowance of post-petition interest, fees or expenses in any Insolvency or Liquidation Proceeding of Junior-Priority Debt (it being understood and agreed that the value of the Liens on the Collateral held by each Junior-Priority Secured Party shall be determined taking into account the Liens on the Collateral held by the Senior-Priority Secured Parties); provided, however, that until the Discharge of Senior-Priority Debt, if any Junior-Priority Collateral Agent or any other Junior-Priority Secured Party shall, at any time, receive any post-petition interest arising from any such claim, it shall pay such post-petition interest over to the Designated Senior-Priority Collateral Agent in accordance with the terms of Section 4.2 hereof.

(c) Each Junior-Priority Collateral Agent, on behalf of itself and the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, agrees that none of them shall seek or accept adequate protection without the prior written consent of the Designated Senior-Priority Collateral Agent (acting at the written direction of the requisite number of Senior-Priority Holders, as determined in accordance with the applicable Senior-Priority Documents), except that each Junior-Priority Collateral Agent, for itself or on behalf of the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, shall be permitted (i) to obtain adequate protection in the form of the benefit of additional or replacement Liens on the Collateral, or additional or replacement collateral to secure the Junior-Priority Debt in connection with any DIP Financing or use of cash collateral as provided for in Section 6.2 hereof, or in connection with any such adequate protection obtained by any Senior-Priority Collateral Agent and any other Senior-Priority Secured Parties, as long as, in each case, such Senior-Priority Collateral Agent is also granted such additional or replacement Liens or additional or replacement collateral and such Liens of such Junior-Priority Collateral Agent or any such other Junior-Priority Secured Party are subordinated to the Liens securing the Senior-Priority Debt to the same extent as the Liens of such Junior-Priority Collateral Agent and the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent on the Collateral are subordinated to the Liens of each applicable Senior-Priority Collateral Agent and each other applicable Senior-Priority Secured Parties hereunder, (ii) to obtain adequate protection in the form of reports, notices, inspection rights and similar forms of adequate protection to the extent granted to any Senior-Priority Collateral Agent and (iii) to seek and receive, subject to the provisions of this Agreement, additional adequate protection of its junior interest in the Collateral in the form of a superpriority administrative expense claim, including a claim arising under 11 U.S.C. §507(b); provided, however, that, (A) any such superpriority administrative expense claim of a Junior-Priority Collateral Agent shall be junior in all respects to any superpriority administrative expense claim granted to any Senior-Priority Collateral Agent with respect to such Collateral and (B) in the event that a Junior-Priority Collateral Agent, on behalf of itself and other Junior-Priority Secured Parties such Junior-Priority Collateral Agent with respect to which such Junior-Priority Collateral Agent is acting as Agent, seeks or receives protection of its junior interest in the Collateral and is granted a superpriority administrative expense claim, including a claim arising under 11 U.S.C. §507(b), then such Junior-Priority Collateral Agent, on behalf of itself and the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, agrees that all Senior-Priority Secured Parties shall receive a superpriority administrative expense claim which shall be senior in all respects to the superpriority administrative expense claim granted to such Junior-Priority Collateral Agent with respect to the Collateral (with the relative priorities of all such superpriority administrative expense claims to be the same as the Lien priorities set forth in Section 2.1 hereof).

6.5 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of any reorganized Grantor secured by Liens upon any property of such reorganized Grantor are distributed, pursuant to a plan of reorganization, on account of the Senior-Priority Debt and/or the Junior-Priority Debt, then, to the extent that the debt obligations distributed on account of the Senior-Priority Debt and/or on account of the Junior-Priority Debt are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.6 Separate Classes. Each of the parties hereto irrevocably acknowledges and agrees that (a) the claims and interests of the Senior-Priority Secured Parties and the Junior-Priority Secured Parties are not “substantially similar” within the meaning of Section 1122 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, (b) the grants of the Liens to secure the Senior-Priority Debt and the grants of the Liens to secure the Junior-Priority Debt constitute two separate and distinct grants of Liens, (c) (i) the rights of the Senior-Priority Secured Parties in the Collateral are fundamentally different from the Junior-Priority Secured Parties’ rights in the Collateral and (ii) the rights of the Junior-Priority Secured Parties in the Collateral are fundamentally different from the Senior-Priority Secured Parties’ rights in the Collateral and (d) as a result of the foregoing, among other things, the Senior-Priority Debt and the Junior-Priority Debt must be separately classified in any plan of reorganization proposed or adopted in any Insolvency or Liquidation Proceeding.

6.7 Asset Dispositions. Except as otherwise set forth below, until the Discharge of Senior-Priority Debt has occurred, each Junior-Priority Collateral Agent, for itself and on behalf of the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Junior-Priority Secured Parties will not object to or oppose (or support any Person in objecting to or opposing) a motion with respect to any sale, lease, license, exchange, transfer or other disposition of any Collateral free and clear of the Liens of any Junior-Priority Collateral Agent and the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law and shall be deemed to have consented to any such sale, lease, license, exchange, transfer or other disposition of any Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by the Designated Senior-Priority Collateral Agent (acting at the written direction of the requisite number of Senior-Priority Holders as determined in accordance with the applicable Senior-Priority Documents); provided, however, that, (i) the proceeds of such sale, lease, license, exchange, transfer or other disposition of any Collateral shall be applied to the Senior-Priority Debt or the Junior-Priority Debt in accordance with Section 4.1, or if not so applied, the Liens of such Junior-Priority Collateral Agent in such Collateral shall attach to the proceeds of such disposition subject to the relative priorities set forth in Section 2.1 hereof and (ii) the Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent are not deemed to have waived any rights to credit bid on the Collateral in any such disposition in accordance with Section 363(k) of the Bankruptcy Code, so long as any such credit bid provides for the payment in full in cash of all Senior-Priority Debt.

6.8 Preference Issues. If any Senior-Priority Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (a “Recovery”), then the Senior-Priority Debt previously owing to such Senior-Priority Secured Party shall be reinstated to the extent of such Recovery and, if theretofore terminated, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the Senior-Priority Secured Parties and the Junior-Priority Secured Parties provided for herein.

6.9 Certain Waivers as to Section 1111(b)(2) of the Bankruptcy Code. Each Junior-Priority Collateral Agent, for itself and on behalf of the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, waives any claim any such Junior-Priority Secured Party may hereafter have against any Senior-Priority Secured Party arising out of the election by any Senior-Priority Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law.

6.10 Other Bankruptcy Laws. In the event that an Insolvency or Liquidation Proceeding is filed in a jurisdiction other than the United States or is governed by any Bankruptcy Law other than the Bankruptcy Code, each reference in this Agreement to a section of the Bankruptcy Code shall be deemed to refer to the substantially similar or corresponding provision of the Bankruptcy Law applicable to such Insolvency or Liquidation Proceeding, or in the absence of any specific similar or corresponding provision of the Bankruptcy Law, such other general Bankruptcy Law as may be applied in order to achieve substantially the same result as would be achieved under each applicable section of the Bankruptcy Code.

Section 7. Reliance; Waivers, etc.

7.1 Reliance. The consent by the Senior-Priority Secured Parties to the incurrence of the Junior-Priority Debt, the execution and delivery of the Junior-Priority Documents and the grant to each Junior-Priority Collateral Agent on behalf of the Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, of a Lien on the Collateral and all loans, other extensions of credit or other obligations made or deemed made on and after the Restatement Effective Date by the Senior-Priority Secured Parties to any Grantor shall be deemed to have been given and made in reliance upon this Agreement.

7.2 No Warranties or Liability. Each Senior-Priority Collateral Agent, for itself and on behalf of the other Senior-Priority Secured Parties with respect to which such Senior-Priority Collateral Agent is acting as Agent and each Junior-Priority Collateral Agent, for itself and on behalf of the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, acknowledges and agrees that, except for the representations and warranties set forth in Section 9, none of the parties to this Agreement has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior-Priority Documents, the Junior-Priority Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. So long as any Senior-Priority Debt remains outstanding, each Junior-Priority Collateral Agent, for itself and on behalf of the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, agrees that the Senior-Priority Secured Parties will be entitled to manage and supervise their Senior-Priority Debt under the Senior-Priority Documents in accordance with Law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior-Priority Secured Parties may manage their Senior-Priority Debt under the Senior-Priority Documents without regard to any rights or interests that any Junior-Priority Collateral Agent or any of the other Junior-Priority Secured Parties have in the Collateral or otherwise, except as otherwise provided in this Agreement. None of the Senior-Priority Collateral Agents nor any of the other Senior-Priority Secured Parties shall have any express or implied duty to any Junior-Priority Collateral Agents or any of the other Junior-Priority Secured Parties and neither the Junior-Priority Collateral Agents nor any of the other Junior-Priority Secured Parties shall have any express or implied duty to any Senior-Priority Collateral Agent or any of the other Senior-Priority Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or a default under any agreements with any Grantor (including the Senior-Priority Documents and the Junior-Priority Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of any Senior-Priority Collateral Agent or any of the other Senior-Priority Secured Parties or any Junior-Priority Collateral Agent or any of the other Junior-Priority Secured Parties to enforce any provision of this Agreement or any of the Senior-Priority Documents or the Junior-Priority Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any Senior-Priority Collateral Agent or any other Senior-Priority Secured Party or by any Junior-Priority Collateral Agent or any other Junior-Priority Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior-Priority Documents or any of the Junior-Priority Documents, regardless of any knowledge thereof which such Person may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the Senior-Priority Documents), the Senior-Priority Collateral Agents and any of the other Senior-Priority Secured Parties may, at any time and from time to time, without the consent of, or notice to, the Junior-Priority Collateral Agents or any other Junior-Priority Secured Party, without incurring any liabilities to the Junior-Priority Collateral Agents or any other Junior-Priority Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of a Junior-Priority Collateral Agent or any other Junior-Priority Secured Party is affected, impaired or extinguished thereby), do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of or amend, renew, exchange, increase or alter the terms of any of the Senior-Priority Debt or any Lien on any Collateral or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Senior-Priority Debt, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Senior-Priority Collateral Agent or any of the other Senior-Priority Secured Parties, the Senior-Priority Debt or any of the Senior-Priority Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of any Grantor to the Senior-Priority Collateral Agent or any of the other Senior-Priority Secured Parties, or any liability incurred directly or indirectly in respect thereof in accordance with the terms hereof;

(iii) settle or compromise any of the Senior-Priority Debt or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Senior-Priority Debt) in any manner or order; and

(iv) exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor or any Collateral and any security and any guarantor or any liability of any Grantor to any of the Senior-Priority Secured Parties or any liability incurred directly or indirectly in respect thereof.

(c) Each Junior-Priority Collateral Agent, for itself and on behalf of the Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, also agrees that each Senior-Priority Collateral Agent and the other Senior-Priority Secured Parties shall have no liability with respect to any actions which such Senior-Priority Collateral Agent or any of the other Senior-Priority Secured Parties may take or permit or omit to take with respect to (i) the Senior-Priority Documents, (ii) the collection of the Senior-Priority

Debt or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Collateral. Each Junior-Priority Collateral Agent, for itself and on behalf of the Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, agrees that each Senior-Priority Collateral Agent and the other Senior-Priority Secured Parties have no duty to them in respect of the maintenance or preservation of the Collateral, the Senior-Priority Debt or otherwise.

(d) Each Junior-Priority Collateral Agent agrees not to assert and hereby waives, to the fullest extent permitted by Law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable Law.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Senior-Priority Collateral Agents and the other Senior-Priority Secured Parties and the Junior-Priority Collateral Agents and the other Junior-Priority Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior-Priority Documents or any Junior-Priority Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior-Priority Debt or the Junior-Priority Debt, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the 2025 Secured Notes Indenture, the 2026 Secured Notes Indenture, the March 2027 Secured Notes Indenture, the December 2027 Secured Notes Indenture, the 2029 Senior-Priority Secured Notes Indenture, the 2030 Senior-Priority Secured Notes Indenture, the 2031 Secured Notes Indenture, any Additional Senior-Priority Document or any of the other Senior-Priority Documents, of the terms of any Junior-Priority Secured Notes Indenture, any Additional Junior-Priority Document or any of the other Junior-Priority Documents;

(c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior-Priority Debt or the Junior-Priority Debt or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Senior-Priority Debt or the Junior-Priority Debt, or of the Senior-Priority Collateral Agents (or any of the other Senior-Priority Secured Parties) or the Junior-Priority Collateral Agents (or any of the other Junior-Priority Secured Parties) in respect of this Agreement.

Section 8. Miscellaneous.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Senior-Priority Documents or the Junior-Priority Documents, the provisions of this Agreement shall govern. Solely with respect to any ABL Priority Collateral, in the event of any conflict between the provisions of this Agreement and the ABL Intercreditor Agreement, the provisions of the ABL Intercreditor Agreement shall govern.

8.2 Continuing Nature of this Agreement; Severability. This Agreement shall continue to be effective until the Discharge of Senior-Priority Debt shall have occurred or the final payment in full in cash of the Junior-Priority Debt and the termination and release by each Junior-Priority Secured Party of any Liens to secure the Junior-Priority Debt. This is a continuing agreement of lien subordination and the Senior-Priority Secured Parties may continue, at any time and without notice to any Junior-Priority Collateral Agent or any other Junior-Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor constituting Senior-Priority Debt in reliance hereon. Each Junior-Priority Collateral Agent, for itself and on behalf of the Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, hereby waives any right it may have under applicable Law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3 When Discharge of Debt Deemed to Not Have Occurred.

(a) If substantially contemporaneously with the Discharge of Senior-Priority Debt, the Borrower Refinances Indebtedness outstanding under any of the Senior-Priority Documents, then, after written notice to the Junior-Priority Collateral Agents and delivery of an officer’s certificate of the Borrower certifying that such Refinancing is not prohibited by the Junior-Priority Documents, (a) the Indebtedness and other obligations arising pursuant to such Refinancing of the then outstanding Indebtedness under such Senior-Priority Documents shall automatically be treated as Senior-Priority Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (b) each Additional Senior-Priority Document governing or evidencing such new Indebtedness shall automatically be treated as a Senior-Priority Document for all purposes of this Agreement, (c) the Additional Agent under the Additional Senior-Priority Document shall be deemed to be a Senior-Priority Collateral Agent for all purposes of this Agreement and (d) the Additional Holders under such Additional Senior-Priority Document shall be deemed to be Senior-Priority Holders for purposes of this Agreement. Upon receipt of written notice of such Refinancing (including the identity of the Additional Agent) and the delivery of an officer’s certificate of the Borrower certifying that such Refinancing is not prohibited by the Junior-Priority Documents, each Junior-Priority Collateral Agent shall promptly enter into an Intercreditor Agreement Joinder to provide to the Additional Agent the rights of a Senior-Priority Collateral Agent contemplated hereby and acknowledge that the Additional Holders shall be bound by the terms hereof to the extent applicable to the Senior-Priority Holders.

(b) If substantially contemporaneously with the Discharge of Junior-Priority Debt, the Borrower Refinances Indebtedness outstanding under any of the Junior-Priority Documents, then, after written notice to the Senior-Priority Collateral Agents and delivery of an officer’s certificate of the Borrower certifying that such Refinancing is not prohibited by the Senior-Priority Documents, (a) the Indebtedness and other obligations arising pursuant to such Refinancing of the then outstanding Indebtedness under such Junior-Priority Documents shall automatically be treated as Junior-Priority Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (b) each Additional Junior-Priority Document governing or evidencing such new Indebtedness shall automatically be treated as a Junior-Priority Document for all purposes of this Agreement, (c) the Additional Agent shall be deemed to be a Junior-Priority Collateral Agent for all purposes of this Agreement and (d) the Additional Holders under such Additional Junior-Priority Documents shall be deemed to be Junior-Priority Holders for purposes of this Agreement. Upon receipt of written notice of such Refinancing (including the identity of the Additional Agent) and delivery of an officer’s certificate of the Borrower certifying that such Refinancing is not prohibited by the Senior-Priority Documents, each Senior-Priority Collateral Agent shall promptly enter into an Intercreditor Agreement Joinder to provide to the Additional Agent the rights of a Junior-Priority Collateral Agent contemplated hereby and acknowledge that the Additional Holders shall be bound by the terms hereof to the extent applicable to the Junior-Priority Holders.

8.4 Legends on Junior-Priority Documents.

(a) Each Junior-Priority Collateral Agent agrees that each Junior-Priority Document that is a security agreement, pledge agreement, mortgage or deed of trust shall include the following language (or language to similar effect approved by each Senior-Priority Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Junior-Priority Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Junior-Priority Collateral Agent hereunder are subject to the provisions of the Amended and Restated Senior-Junior Lien Intercreditor Agreement, dated as of February 4, 2022 (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Credit Suisse AG, Cayman Islands Branch, in its capacity as Initial Senior-Priority Collateral Agent, Regions Bank, in its capacity as Initial Junior-Priority Collateral Agent, and CHS/Community Health Systems, Inc. and certain of its affiliates. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.”

8.5 Amendments; Waivers.

(a) No amendment, modification or waiver of any of the provisions of this Agreement by any Senior-Priority Collateral Agent or any Junior-Priority Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent that their rights or obligations are directly adversely affected; provided that any amendment, modification or waiver of Section 6.2, this Section 8.5(a), Section 8.5(b) and any component definitions or references shall be deemed to directly adversely affect the Grantors.

(b) Notwithstanding the provisions of Section 8.5(a):

(i) The Borrower, without the consent of any Agent or any other party hereto, may determine that a supplemental agreement (which may take the form of an amendment or supplement or an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional secured Indebtedness or other secured obligations (“Additional Debt”) of the Borrower or any of the other Grantors be treated as Senior-Priority Debt or Junior-Priority Debt, as the case may be, under this Agreement, which supplemental agreement shall be in form and substance reasonably satisfactory to the Borrower, the applicable Additional Agent and each other Agent and shall specify whether such Additional Debt constitutes Senior-Priority Debt or Junior-Priority Debt; provided, however, that (A) the incurrence of such Additional Debt is not prohibited by the Senior Priority Documents and the Junior-Priority Documents, and such documents do not prohibit such Additional Debt from being secured by Liens on the Collateral with a priority commensurate with Senior-Priority Debt or Junior-Priority Debt hereunder (as applicable), and (B) the terms of such supplemental agreement will contain terms substantially the same as the terms contained in this Agreement.

(ii) Upon the written request of the Borrower and delivery to each Agent of an officer’s certificate certifying that such Additional Debt is not prohibited by the Senior-Priority Documents or the Junior-Priority Documents, as applicable, the applicable Additional Agent and the other Agents and the Grantors shall enter into an amendment to this Agreement as described in clause (b)(i) above to (A) facilitate such Additional Debt becoming Senior-Priority Debt or Junior-Priority Debt to the extent that such obligations are not prohibited by the Senior-Priority Documents and the Junior-Priority Documents, as applicable, with the Lien priority contemplated by this Agreement and (B) include the applicable Additional Agent as a Senior-Priority Collateral Agent or Junior-Priority Collateral Agent, as applicable, under this Agreement; provided, however, that, in any case, the terms of such amendment shall be consistent with and contain terms substantially the same as the terms contained in this Agreement.

8.6 Subrogation.

(a) Each Junior-Priority Collateral Agent, for itself and on behalf of the Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior-Priority Debt has occurred.

8.7 Security Documents.

(a) In the event that any Senior-Priority Collateral Agent enters into any amendment, waiver or consent in respect of any of the Senior-Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior-Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to (x) any comparable provision of the Comparable Junior-Priority Security Document without the consent of or action by any Junior-Priority Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided, however, that (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Junior-Priority Security Document, except to the extent that a release of such Lien is permitted or contemplated by this Agreement, (ii) unless such amendment, waiver or consent affects the Senior-Priority Secured Parties in a like or similar manner to the effect on the Junior-Priority Secured Parties (other than by virtue of their relative priorities and rights and obligations hereunder), no such amendment, waiver or consent shall apply automatically to the Comparable Junior-Priority Security Document without the consent of or action by, any Junior-Priority Secured Party, if such amendment, waiver or consent materially and adversely affects the rights of the Junior-Priority Holders, (iii) no such amendment, waiver or consent with respect to any provision applicable to the Agents under the Junior-Priority Documents shall apply automatically to any comparable provision of the Comparable Junior-Priority Security Document, without the prior written consent of such Agents, (iv) notice of such amendment, waiver or consent shall be given to the Junior-Priority Collateral Agents by the Senior-Priority Collateral Agents on the date of its effectiveness (provided that the failure to give such notice shall not affect the effectiveness and validity of such amendment, waiver or consent) and (v) a copy of such amendment, waiver or consent shall be given by the Senior-Priority Collateral Agents to the Junior-Priority Collateral Agents.

8.8 Notices. All notices to the Junior-Priority Secured Parties and the Senior-Priority Secured Parties permitted or required under this Agreement may be sent to the applicable, Junior-Priority Collateral Agent and Senior-Priority Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed (PDF transmission only if a signature is required) or sent by courier service, facsimile transmission or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile transmission or electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Initial Senior-Priority Collateral Agent:	Credit Suisse AG, Cayman Islands Branch Eleven Madison Avenue New York, NY 10010 Attention: Agency Group Facsimile No.: (212) 325-8304

Initial Junior-Priority Collateral Agent:	Regions Bank 1180 West Peachtree Street Suite 1200 Atlanta, Georgia 30309 Attention: Kristine Prall Facsimile: (404) 581-3770

Each Grantor:	CHS/Community Health Systems, Inc. 4000 Meridian Boulevard Franklin, TN 37067-6325 Attention: General Counsel Facsimile No.: (615) 373-9704

with a copy to:	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Attention: Richard A. Fenyes, Esq. Facsimile No.: (212) 455-2502 Telephone No.: (212) 455-2812

8.9 No Waiver by Senior-Priority Secured Parties. Except as expressly provided in the provisos in Section 3.1(a)(ii), nothing contained herein shall prohibit or in any way limit the Senior-Priority Collateral Agents or any other Senior-Priority Secured Party from opposing, challenging or objecting to, in any Insolvency or Liquidation Proceeding or otherwise, any action taken, or any claim made, by a Junior-Priority Collateral Agent or any other Junior-Priority Secured Party, including any request by a Junior-Priority Collateral Agent or any other Junior-Priority Secured Party for adequate protection or any exercise by a Junior-Priority Collateral Agent or any other Junior-Priority Secured Party of any of its rights and remedies under the applicable Junior-Priority Documents or otherwise.

8.10 Further Assurances. Each of the Junior-Priority Collateral Agents, for itself and on behalf of the other Junior-Priority Secured Parties with respect to which such Junior-Priority Collateral Agent is acting as Agent, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments (in recordable form, if requested, and in form and substance reasonably satisfactory to the Junior-Priority Collateral Agents), and take all such further actions, as may be required under any applicable Law, or which any Senior-Priority Collateral Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

Section 9. Representations and Warranties.

9.1 Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto that this Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity.

9.2 Consent to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.2. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS THAT ALL SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO SUCH PARTY AS PROVIDED IN SECTION 8.8 HEREOF FOR SUCH PARTY. SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE (3) DAYS AFTER THE SAME SHALL BE POSTED AS AFORESAID. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION TO ANY ACTION INSTITUTED HEREUNDER BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO THE VENUE OF ANY ACTION INSTITUTED HEREUNDER.

9.3 Governing Law. The validity, construction and effect of this Agreement shall be governed by the internal laws of the State of New York. This Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

9.4 Binding on Successors and Assigns. This Agreement shall be binding upon the Senior-Priority Collateral Agents, the other Senior-Priority Secured Parties, the Junior-Priority Collateral Agents, the other Junior-Priority Secured Parties, the Grantors and their respective permitted successors and assigns.

9.5 Specific Performance. Each of the Senior-Priority Collateral Agents and the Junior-Priority Collateral Agents may demand specific performance of this Agreement. Each Junior-Priority Collateral Agent, for itself and on behalf of the Junior-Priority Secured Parties, and each Senior-Priority Collateral Agent, for itself and on behalf of the Senior-Priority Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at Law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by such Senior-Priority Collateral Agent or Junior-Priority Collateral Agent, as the case may be.

9.6 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

9.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

9.8 Parties in Interest. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of all of the Senior-Priority Secured Parties and the Junior-Priority Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.

9.9 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior-Priority Secured Parties and the Junior-Priority Secured Parties. None of the Borrower, any other Grantor, any Guarantor or any other creditor thereof shall have any rights or obligations, except as expressly provided in this Agreement, hereunder and none of the Borrower, any other Grantor or any Guarantor may rely on the terms hereof. The parties hereto hereby acknowledge that each Junior-Priority Collateral Agent shall be entitled to all of its rights, protections, privileges, indemnities and immunities afforded to it under the Junior-Priority Documents in connection with its execution of this Agreement and performance of its obligations hereunder.

9.10 Initial Senior-Priority Collateral Agent and Initial Junior-Priority Collateral Agent. It is understood and agreed that (a) the Initial Senior-Priority Collateral Agent is entering into this Agreement in its capacity as (i) Collateral Agent (as defined in the 2025 Secured Notes Indenture) under the 2025 Secured Notes Indenture and the provisions of Article XII applicable to the Collateral Agent thereunder shall also apply to the Initial Senior-Priority Collateral Agent hereunder (including, for the avoidance of doubt, Section 12.1 thereof), (ii) Collateral Agent (as defined in the 2026 Secured Notes Indenture) under the 2026 Secured Notes Indenture and the provisions of Article XII applicable to the Collateral Agent thereunder shall also apply to the Initial Senior-Priority Collateral Agent hereunder (including, for the avoidance of doubt, Section 12.1 thereof), (iii) Collateral Agent (as defined in the March 2027 Secured Notes Indenture) under the March 2027 Secured Notes Indenture and the provisions of Article XII applicable to the Collateral Agent thereunder shall also apply to the Initial Senior-Priority Collateral Agent hereunder (including, for the avoidance of doubt, Section 12.1 thereof), (iv) Collateral Agent (as defined in the December 2027 Secured Notes Indenture) under the December 2027 Secured Notes Indenture and the provisions of Article XII applicable to the Collateral Agent thereunder shall also apply to the Initial Senior-Priority Collateral Agent hereunder (including, for the avoidance of doubt, Section 12.1 thereof), (v) Collateral Agent (as defined in the 2029 Senior-Priority Secured Notes Indenture) under the 2029 Senior-Priority Secured Notes Indenture and the provisions of Article XII applicable to the Collateral Agent thereunder shall also apply to the Initial Senior-Priority Collateral Agent hereunder (including, for the avoidance of doubt, Section 12.1 thereof), (vi) Collateral Agent (as defined in the 2030 Senior-Priority Secured Notes Indenture) under the 2030 Senior-Priority Secured Notes Indenture and the provisions of Article

XII applicable to the Collateral Agent thereunder shall also apply to the Initial Senior-Priority Collateral Agent hereunder (including, for the avoidance of doubt, Section 12.1 thereof) and (vii) Collateral Agent (as defined in the 2031 Secured Notes Indenture) under the 2031 Secured Notes Indenture and the provisions of Article XII applicable to the Collateral Agent thereunder shall also apply to the Initial Senior-Priority Collateral Agent hereunder (including, for the avoidance of doubt, Section 12.1 thereof) and (b) the Initial Junior-Priority Collateral Agent is entering into this Agreement in its capacity as Junior-Priority Collateral Agent (as defined in each Junior-Priority Secured Notes Indenture) under each of the Junior-Priority Secured Notes Indentures and the provisions of Article XII of each such Junior-Priority Secured Notes Indenture applicable to the Junior-Priority Collateral Agent thereunder shall also apply to the Initial Junior-Priority Collateral Agent hereunder (including, for the avoidance of doubt, Section 12.1 thereof).

9.11 Application of Proceeds. Any Collateral or proceeds thereof or payment with respect thereto received by the Designated Senior-Priority Collateral Agent in accordance with this Agreement shall be applied by such Agent for the benefit of the Senior-Priority Secured Parties in accordance with the Senior-Priority Equal Priority Intercreditor Agreement, if applicable, and/or the other Senior-Priority Documents and subject, in the case of ABL Priority Collateral, to the ABL Intercreditor Agreement. Any Collateral or proceeds thereof or payment with respect thereto received by the Designated Junior-Priority Collateral Agent in accordance with this Agreement shall be applied by such Agent for the benefit of the Junior-Priority Secured Parties in accordance with the Junior-Priority Equal Priority Intercreditor Agreement, if applicable, and/or the other Junior-Priority Documents and subject, in the case of ABL Priority Collateral, to the ABL Intercreditor Agreement.

9.12 Additional Grantors. The Borrower will promptly cause each Person that becomes a Grantor to execute and deliver to each Agent party hereto an acknowledgment to this Agreement substantially in the form of Exhibit A, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the Restatement Effective Date. Each of the Senior-Priority Secured Parties, the Junior-Priority Secured Parties and the Grantors party hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person that becomes a Grantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if the same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Initial Senior-Priority Collateral Agent,

By	/s/ Jessica Gavarkovs
Name: Jessica Gavarkovs
Title: Authorized Signatory

CHS/Community Health Systems, Inc.

Intercreditor Agreement

Signature Page

REGIONS BANK, as Initial Junior-Priority Collateral Agent,

By	/s/ Kristine Prall
Name: Kristine Prall
Title: Vice President

CHS/Community Health Systems, Inc.

Intercreditor Agreement

Signature Page

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By	/s/ R. Gabriel Ottinger
Name: R. Gabriel Ottinger
Title: Senior Vice President and Treasurer

CHS/Community Health Systems, Inc.

Intercreditor Agreement

Signature Page

COMMUNITY HEALTH SYSTEMS, INC.

By	/s/ R. Gabriel Ottinger
Name: R. Gabriel Ottinger
Title: Senior Vice President and Treasurer

CHS/Community Health Systems, Inc.

Intercreditor Agreement

Signature Page

Affinity Health Systems, LLC

Affinity Hospital, LLC

Birmingham Holdings II, LLC

Birmingham Holdings, LLC

Bluffton Health System LLC

Brandon HMA, LLC

Bullhead City Hospital Corporation

Bullhead City Hospital Investment Corporation

Campbell County HMA, LLC

Carlsbad Medical Center, LLC

Carolinas Holdings, LLC

Carolinas JV Holdings General, LLC

Carolinas JV Holdings II, LLC

Carolinas JV Holdings, L.P.

Central Florida HMA Holdings, LLC

Central States HMA Holdings, LLC

CHS Receivables Funding, LLC

CHSPSC, LLC

Citrus HMA, LLC

Clarksville Holdings, LLC

Cleveland Hospital Company, LLC

Cleveland Tennessee Hospital Company, LLC

Clinton HMA, LLC

Cocke County HMA, LLC

Community Health Investment Company, LLC

CP Hospital GP, LLC

CPLP, LLC

Crestwood Healthcare, L.P.

Crestwood Hospital LP, LLC

Crestwood Hospital, LLC

Desert Hospital Holdings, LLC

Detar Hospital, LLC

DHFW Holdings, LLC

Dukes Health System, LLC

Florida HMA Holdings, LLC

Foley Hospital Corporation

Frankfort Health Partner, Inc.

Gadsden Regional Medical Center, LLC

Granbury Hospital Corporation

Greenbrier VMC, LLC

GRMC Holdings, LLC

Hallmark Healthcare Company, LLC

Health Management Associates, LLC

Health Management Associates, LP

Health Management General Partner I, LLC

Health Management General Partner, LLC

Hernando HMA, LLC

HMA Hospitals Holdings, LP

HMA Santa Rosa Medical Center, LLC

HMA Services GP, LLC

HMA-TRI Holdings, LLC

Hospital Management Associates, LLC

Hospital Management Services of Florida, LP

Jackson HMA, LLC

Jefferson County HMA, LLC

Kay County Hospital Corporation

Kay County Oklahoma Hospital Company, LLC

Key West HMA, LLC

Kirksville Hospital Company, LLC

Knox Hospital Company, LLC

Knoxville HMA Holdings, LLC

La Porte Health System, LLC

La Porte Hospital Company, LLC

Laredo Texas Hospital Company, L.P.

Las Cruces Medical Center, LLC

Longview Clinic Operations Company, LLC

Longview Medical Center, L.P.

Longview Merger, LLC

LRH, LLC

Lutheran Health Network of Indiana, LLC

Marshall County HMA, LLC

MCSA, L.L.C.

Metro Knoxville HMA, LLC

By:	/s/ R. Gabriel Ottinger
Name: R. Gabriel Ottinger
Title: Senior Vice President and Treasurer
Acting on behalf of each of the entities set forth above

CHS/Community Health Systems, Inc.

Intercreditor Agreement

Signature Page

Mississippi HMA Holdings I, LLC

Mississippi HMA Holdings II, LLC

Moberly Hospital Company, LLC

Naples HMA, LLC

Natchez Hospital Company, LLC

Navarro Hospital, L.P.

Navarro Regional, LLC

NC-DSH, LLC

Northwest Arkansas Hospitals, LLC

Northwest Hospital, LLC

Northwest Sahuarita Hospital, LLC

NOV Holdings, LLC

NRH, LLC

Oak Hill Hospital Corporation

Oro Valley Hospital, LLC

Palmer-Wasilla Health System, LLC

Poplar Bluff Regional Medical Center, LLC

Port Charlotte HMA, LLC

Punta Gorda HMA, LLC

QHG Georgia Holdings, Inc.

QHG of Bluffton Company, LLC

QHG of Clinton County, Inc.

QHG of Enterprise, Inc.

QHG of Forrest County, Inc.

QHG of Fort Wayne Company, LLC

QHG of Hattiesburg, Inc.

QHG of Springdale, Inc.

Regional Hospital of Longview, LLC

River Oaks Hospital, LLC

River Region Medical Corporation

ROH, LLC

Roswell Hospital Corporation

Scranton Holdings, LLC

Scranton Hospital Company, LLC

Scranton Quincy Holdings, LLC

Scranton Quincy Hospital Company, LLC

Seminole HMA, LLC

Siloam Springs Arkansas Hospital Company, LLC

Siloam Springs Holdings, LLC

Southeast HMA Holdings, LLC

Southwest Florida HMA Holdings, LLC

Statesville HMA, LLC

Tennessee HMA Holdings, LP

Tennyson Holdings, LLC

Triad Healthcare, LLC

Triad Holdings III, LLC

Triad Holdings IV, LLC

Triad Holdings V, LLC

Triad Nevada Holdings, LLC

Triad of Alabama, LLC

Triad - El Dorado, Inc.

Triad-Navarro Regional Hospital Subsidiary, LLC

Venice HMA, LLC

VHC Medical, LLC

Vicksburg Healthcare, LLC

Victoria Hospital, LLC

Victoria of Texas, L.P.

Warsaw Health System LLC

Webb Hospital Corporation

Webb Hospital Holdings, LLC

Wesley Health System LLC

WHMC, LLC

Wilkes-Barre Behavioral Hospital Company, LLC

Wilkes-Barre Holdings, LLC

Wilkes-Barre Hospital Company, LLC

Woodland Heights Medical Center, LLC

Woodward Health System, LLC

By:	/s/ R. Gabriel Ottinger
Name: R. Gabriel Ottinger
Title: Senior Vice President and Treasurer
Acting on behalf of each of the entities set forth above

CHS/Community Health Systems, Inc.

Intercreditor Agreement

Signature Page

Exhibit A

[FORM OF]

SENIOR-JUNIOR LIEN INTERCREDITOR AGREEMENT JOINDER

Reference is made to the Amended and Restated Senior-Junior Lien Intercreditor Agreement dated as of February 4, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Credit Suisse AG, Cayman Islands Branch, as Initial Senior-Priority Collateral Agent, Regions Bank, as Initial Junior-Priority Collateral Agent, CHS/Community Health Systems, Inc., a Delaware corporation, Community Health Systems, Inc., a Delaware corporation, each subsidiary of the Borrower from time to time party thereto and each Additional Agent from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

This Senior-Junior Lien Intercreditor Agreement Joinder, dated as of [•], 20[•] (this “Joinder”), is being delivered pursuant to requirements of the Intercreditor Agreement.

1. Joinder. The undersigned, [•], as [a Grantor][an Additional Agent, on behalf of itself and the applicable [Senior-Priority][Junior-Priority] Secured Parties], hereby becomes a party to the Intercreditor Agreement as a [Grantor][Senior-Priority Collateral Agent][Junior-Priority Collateral Agent] thereunder for all purposes thereof on the terms set forth therein, and to be bound by the terms, conditions and provisions of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

2. Agreements. The undersigned [Grantor][Senior-Priority Secured Party][Junior-Priority Secured Party] hereby agrees, for the enforceable benefit of all existing and future Senior-Priority Secured Parties and Junior-Priority Secured Parties that the undersigned is [(and the [Senior-Priority][Junior-Priority] Secured Parties represented by it are)] bound by the terms, conditions and provisions of the Intercreditor Agreement to the extent set forth therein.

3. Notice Information. The address of the undersigned [Grantor][Senior-Priority Secured Party][Junior-Priority Secured Party] for purposes of all notices and other communications hereunder and under the Intercreditor Agreement is [•], Attention of [•] (Facsimile No. [•][, electronic mail address: [•]]).

4. Counterparts. This Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Delivery of an executed signature page to this Joinder by facsimile transmission or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually signed counterpart of this Joinder.

5. Governing Law. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Miscellaneous. The provisions of Section 8 of the Intercreditor Agreement will apply with like effect to this Joinder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed by its authorized representative, and each Agent has caused the same to be accepted by its authorized representative, as of the day and year first above written.

[NAME OF [ADDITIONAL SECURED PARTY][GRANTOR]], as [ ]

By:
Name:
Title:

[Acknowledged and Agreed to by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Senior-Priority Collateral Agent

By:
Name:
Title:

Address: [ ]
Facsimile: [ ]

]1

[1]	Include if this Joinder is delivered pursuant to Section 8.3(b).

[Acknowledged and Agreed to by:

[•], as Junior-Priority Collateral Agent

By:
Name:
Title:

Address: [•]
Facsimile: [•]

]2

[2]	Include if this Joinder is delivered pursuant to Section 8.3(a).